AGREEMENT AND PLAN OF MERGER AND COMBINATION

                              dated as of April 1, 1996

                                        among

                                   XYZ/POWER, INC.,

                             ALLEGHENY LUDLUM CORPORATION

                                         and

                                    TELEDYNE, INC.










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                                  TABLE OF CONTENTS


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          ARTICLE I

               THE COMBINATION  . . . . . . . . . . . . . . . . . . . .   2
               Section 1.1    Effective Time of the Combination . . . .   2
               Section 1.2    Closing . . . . . . . . . . . . . . . . .   2
               Section 1.3    Effects of the Combination  . . . . . . .   3
               Section 1.4    Headquarters of Newco . . . . . . . . . .   3

          ARTICLE II

               CONVERSION OF SECURITIES . . . . . . . . . . . . . . . .   4
               Section 2.1    Conversion of Capital Stock.  . . . . . .   4
               Section 2.2    Exchange of Certificates. . . . . . . . .   5
               Section 2.3    No Further Transfers  . . . . . . . . . .   7
               Section 2.4    No Fractional Shares  . . . . . . . . . .   7
               Section 2.5    Withholding . . . . . . . . . . . . . . .   7

          ARTICLE III

               REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .   8
               Section 3.1    Representations and Warranties of ALC
                              and TI  . . . . . . . . . . . . . . . . .   8
               Section 3.2    Representations of Newco  . . . . . . . .  24

          ARTICLE IV

               COVENANTS  . . . . . . . . . . . . . . . . . . . . . . .  24
               Section 4.1    No Solicitation . . . . . . . . . . . . .  24
               Section 4.2    Stockholder Approvals . . . . . . . . . .  25
               Section 4.3    Conduct of Business . . . . . . . . . . .  26
               Section 4.4    Access to Information . . . . . . . . . .  29
               Section 4.5    Legal Conditions to the Combination . . .  29
               Section 4.6    Public Announcements  . . . . . . . . . .  29
               Section 4.7    Tax-Free Reorganization . . . . . . . . .  29
               Section 4.8    Pooling Accounting  . . . . . . . . . . .  30
               Section 4.9    Affiliate Agreements  . . . . . . . . . .  30
               Section 4.10   Representations, Covenants and
                              Conditions; Further Assurances  . . . . .  30
               Section 4.11   Stock Plans . . . . . . . . . . . . . . .  31
               Section 4.12   Indemnification; Insurance  . . . . . . .  34
               Section 4.13   TI Rights Plan  . . . . . . . . . . . . .  36
               Section 4.14   Notification of Certain Matters . . . . .  36
               Section 4.15   Formation of Merger Subs  . . . . . . . .  37
               Section 4.16   Plan Documents  . . . . . . . . . . . . .  37
               Section 4.17   Newco Matters . . . . . . . . . . . . . .  37

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                                  TABLE OF CONTENTS
                                     (continued)

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          ARTICLE V

               CONDITIONS TO COMBINATION  . . . . . . . . . . . . . . .  37
               Section 5.1    Conditions to Each Party's Obligation To
                              Effect the Combination  . . . . . . . . .  37
               Section 5.2    Additional Conditions to Obligations of
                              ALC . . . . . . . . . . . . . . . . . . .  39
               Section 5.3    Additional Conditions to Obligation of
                              TI  . . . . . . . . . . . . . . . . . . .  40

          ARTICLE VI

               TERMINATION AND AMENDMENT  . . . . . . . . . . . . . . .  41
               Section 6.1    Termination . . . . . . . . . . . . . . .  41
               Section 6.2    Effect of Termination . . . . . . . . . .  42
               Section 6.3    Fees and Expenses . . . . . . . . . . . .  43
               Section 6.4    Amendment . . . . . . . . . . . . . . . .  44
               Section 6.5    Extension; Waiver . . . . . . . . . . . .  45

          ARTICLE VII

               MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . .  45
               Section 7.1    Nonsurvival of Representations,
                              Warranties and Agreements . . . . . . . .  45
               Section 7.2    Notices . . . . . . . . . . . . . . . . .  45
               Section 7.3    Interpretation  . . . . . . . . . . . . .  46
               Section 7.4    Knowledge . . . . . . . . . . . . . . . .  46
               Section 7.5    Counterparts  . . . . . . . . . . . . . .  47
               Section 7.6    Entire Agreement; No Third Party
                              Beneficiaries . . . . . . . . . . . . . .  47
               Section 7.7    Governing Law . . . . . . . . . . . . . .  47
               Section 7.8    Assignment  . . . . . . . . . . . . . . .  47
               Section 7.9    Severability  . . . . . . . . . . . . . .  47
               Section 7.10   Failure or Indulgence Not Waiver;
                              Remedies Cumulative . . . . . . . . . . .  47

          Annex A   -    Articles of Incorporation of New Corporation
          Annex B   -    Bylaws of New Corporation
          Annex C   -    Directors and Officers of New Corporation
          Annex D   -    Form of Affiliate Agreement

                     AGREEMENT AND PLAN OF MERGER AND COMBINATION


               AGREEMENT AND PLAN OF MERGER AND COMBINATION ("AGREEMENT"), dated as of April 1, 1996, by and among XYZ/Power, Inc., a Delaware corporation ("NEWCO"), Allegheny Ludlum Corporation, a Pennsylvania corporation ("ALC"), and Teledyne, Inc., a Delaware corporation ("TI").

               WHEREAS, the Boards of Directors of the parties hereto have approved this Agreement and deem it advisable and in the best interests of their respective corporations and stockholders that ALC and TI enter into a strategic business combination in order to advance the long-term business interests of ALC and TI; and

               WHEREAS, such strategic business combination of ALC and TI will be effected pursuant to the terms of this Agreement by means of separate transactions, the consummation of each of which is a condition to the consummation of the other, in which a Pennsylvania corporation and wholly owned subsidiary of Newco to be formed prior to the Effective Time ("ALC MERGER SUB") will merge with and into ALC (the "ALC MERGER"), and a Delaware corporation and wholly owned subsidiary of Newco to be formed prior to the Effective Time ("TI MERGER SUB") will merge with and into TI (the "TI MERGER"), whereupon ALC and TI will each become a wholly owned subsidiary of Newco, and the shareholders of ALC and the stockholders of TI will become shareholders of Newco (the "COMBINATION"); and

               WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to ALC's willingness to enter into this Agreement, Henry E. Singleton, George A. Roberts, Fayez Sarofim, William P. Rutledge and Donald
          B. Rice, each of whom is a stockholder of TI, have entered into Stockholder Agreements (the "TI STOCKHOLDER AGREEMENTS") with ALC pursuant to which such stockholders have agreed to vote their shares of Common Stock, par value $1.00 per share, of TI ("TI COMMON STOCK") in favor of this Agreement and the TI Merger and otherwise in favor of the Combination; and

               WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to TI's willingness to enter into this Agreement, Richard P. Simmons, Robert P. Bozzone, Charles J. Queenan, Jr. and Arthur H. Aronson, each of whom is a shareholder of ALC, have entered into Shareholder Agreements (the "ALC SHAREHOLDER AGREEMENTS" and, together with the TI Stockholder Agreements, the "STOCKHOLDER AGREEMENTS") with TI pursuant to which such shareholders have agreed to vote their shares of Common Stock, par value $0.10 per share, of ALC ("ALC COMMON STOCK") in favor of this Agreement and the ALC Merger and otherwise in favor of the Combination; and

               WHEREAS, for federal income tax purposes, it is intended that each of the ALC Merger and the TI Merger shall qualify either (i) as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), or (ii) as a non-recognition exchange of stock under
          Section 351 of the Code; and

               WHEREAS, for financial accounting purposes, it is intended that the Combination shall be accounted for as a pooling of interests;

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:


                                      ARTICLE I

                                   THE COMBINATION

               Section 1.1 Effective Time of the Combination. Subject to the provisions of this Agreement, (i) articles of merger in such form (including, if required, an agreement of merger or consolidation) as is required in order to effect the ALC Merger under the relevant provisions of the Pennsylvania Business Corporation Law (the "PBCL") and to the extent applicable, the Delaware General Corporation Law (the "DGCL") (collectively, the "ARTICLES OF MERGER"), and (ii) a certificate of merger in such form (including, if required, an agreement of merger or consolidation) as is required in order to effect the TI Merger under the relevant provisions of the DGCL (the "CERTIFICATE OF MERGER") shall each be duly prepared, executed and acknowledged by the appropriate party or parties and thereafter delivered to the Department of State of the Commonwealth of Pennsylvania (in the case of the Articles of Merger) and the Secretary of State of the State of Delaware (in the case of the Certificate of Merger and, to the extent applicable, the Articles of Merger) for filing as provided in the PBCL and the DGCL, respectively, as soon as practicable on or after the Closing Date. The Combination, including the ALC Merger and the TI Merger, shall become effective upon the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and, to the extent applicable, the Secretary of State of the State of Delaware, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Articles of Merger and the Certificate of Merger (the "EFFECTIVE TIME").

               Section 1.2 Closing. The closing of the Combination (the "CLOSING") will take place at 10:00 a.m., eastern time, on a date to be specified by ALC and TI, which shall be as soon as practicable after all of the conditions to the Combination set

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          forth in Article V have been satisfied or waived, subject to the rights of termination and abandonment hereinafter set forth (the "CLOSING DATE"), at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, Pennsylvania 15222.

               Section 1.3    Effects of the Combination.

               (a) At the Effective Time (i) ALC Merger Sub shall be merged with and into ALC and the separate existence of ALC Merger Sub will cease, (ii) TI Merger Sub shall be merged with and into TI and the separate existence of TI Merger Sub shall cease, (iii) the Articles of Incorporation and Bylaws of ALC Merger Sub as in effect immediately prior to the ALC Merger shall become the Articles of Incorporation and Bylaws of ALC as the surviving corporation of the ALC Merger, (iv) the Certificate of Incorporation and Bylaws of TI as in effect immediately prior to the Effective Time shall continue to be the Certificate of Incorporation and Bylaws of TI as the surviving corporation of the TI Merger, (v) the directors of ALC Merger Sub at the Effective Time shall be the directors of ALC as the surviving corporation of the ALC Merger and hold office as provided in the Bylaws of ALC as in effect beginning at the Effective Time, and
          (vi) the directors of TI Merger Sub at the Effective Time shall be the directors of TI as the surviving corporation of the TI Merger and hold office as provided in the Bylaws of TI as in effect beginning at the Effective Time.

               (b) The ALC Merger shall otherwise have the effects specified in applicable provisions of the PBCL and the TI Merger shall otherwise have the effects specified in applicable provisions of the DGCL.

               (c) At the Effective Time, the Certificate of Incorporation and Bylaws of Newco shall be amended and restated in their entireties to read as set forth in Annexes A and B attached hereto, respectively.

               (d) In accordance with Section 4.17, the directors and officers of Newco shall initially be as set forth on Annex C attached hereto. At or before the Effective Time, each of ALC and TI shall designate three additional directors to serve on the Board of Directors of Newco, such that as of the Effective Time, the Board of Directors shall consist of the initial nine members set forth on Annex C together with such additional six persons so named.

               Section 1.4 Headquarters of Newco. The corporate headquarters of Newco shall be maintained in Pittsburgh, Pennsylvania.




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                                      ARTICLE II

                               CONVERSION OF SECURITIES

               Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Combination, including the ALC Merger and the TI Merger, and without any action on the part of the holder of any shares of ALC Common Stock, TI Common Stock or capital stock of Newco, ALC Merger Sub or TI Merger Sub:

               (a) The issued and outstanding shares of the capital stock of ALC Merger Sub shall be converted into and become 1,000 fully paid and nonassessable shares of Common Stock, par value $0.10 per share, of ALC, as the surviving corporation of the ALC Merger.

               (b) The issued and outstanding shares of the capital stock of TI Merger Sub shall be converted into and become 1,000 fully paid and nonassessable shares of Common Stock, par value $1.00 per share, of TI, as the surviving corporation of the TI Merger.

               (c) Each issued and outstanding share of ALC Common Stock other than shares of ALC Common Stock issued and held in the treasury of ALC or owned of record by TI, TI Merger Sub or any direct or indirect subsidiary thereof shall be converted into and shall become, by virtue of the ALC Merger and without any further action by the holder thereof, one (1) share of the Common Stock, par value $0.10 per share of Newco ("NEWCO COMMON STOCK").

               (d) Each issued and outstanding share of TI Common Stock other than shares of TI Common Stock issued and held in the treasury of TI or owned of record by ALC, ALC Merger Sub or any direct or indirect subsidiary thereof shall be converted into and shall become, by virtue of the TI Merger and without any further action by the holder thereof, 1.925 shares of Newco Common Stock (the ratio of 1 to 1.925 being referred to herein as the "TI EXCHANGE RATIO").

               (e) Each share of ALC Common Stock issued and held in the treasury of ALC or owned of record by TI, TI Merger Sub or any indirect subsidiary thereof immediately prior to the Effective Time shall automatically be canceled and retired without any conversion thereof, and no consideration shall be exchangeable therefor.

               (f) Each share of TI Common Stock issued and held in the treasury of TI or owned of record by ALC, ALC Merger Sub or any indirect subsidiary thereof immediately prior to the Effective Time shall automatically be canceled and retired without any conversion thereof, and no consideration shall be exchangeable therefor.


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               Section 2.2    Exchange of Certificates.

               (a) After the Effective Time, each holder of a certificate formerly evidencing shares of ALC Common Stock which have been converted pursuant to Section 2.1(c) and each holder of a certificate formerly evidencing shares of TI Common Stock which have been converted pursuant to Section 2.1(d), upon surrender of the same to Chemical Mellon Shareholder Services, L.L.C. or another exchange agent selected by Newco (the "EXCHANGE AGENT") as provided in Section 2.2(b) hereof, shall be entitled to receive in exchange therefor (i) a certificate or certificates representing the number of whole shares of Newco Common Stock into which such shares of ALC Common Stock or TI Common Stock shall have been converted as provided in this Article II and (ii) as provided in Section 2.4, cash in lieu of any fractional share of Newco Common Stock into which such shares of ALC Common Stock or TI Common Stock would have otherwise been converted, without any interest thereon. Until so surrendered, each certificate formerly evidencing shares of ALC Common Stock or TI Common Stock which have been so converted will be deemed for all corporate purposes of Newco to evidence ownership of the number of whole shares of Newco Common Stock for which the shares of ALC Common Stock or TI Common Stock formerly represented thereby were exchanged and the right to receive cash in lieu of fractional shares as herein provided, without any interest thereon; provided, however, that until such certificate is so surrendered, no dividend payable to holders of record of Newco Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect of the shares of Newco Common Stock evidenced thereby and such holder shall not be entitled to vote such shares of Newco Common Stock. Upon surrender of a certificate formerly evidencing shares of ALC Common Stock or TI Common Stock which have been so converted, there shall be paid to the record holder of the certificates of Newco Common Stock issued in exchange therefor (i) at the time of such surrender, the amount of dividends and any other distributions theretofore paid with respect to such shares of Newco Common Stock as of any date subsequent to the Effective Time to the extent the same has not yet been paid to a public official pursuant to abandoned property, escheat or similar laws and (ii) at the appropriate payment date, the amount of dividends and any other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Newco Common Stock. No interest shall be payable with respect to the payment of such dividends.

               (b) As soon as practicable after the Effective Time, the Exchange Agent shall send a notice and a transmittal form to each holder of certificates formerly evidencing shares of ALC Common Stock and each holder of certificates formerly evidencing shares of TI Common Stock (other than certificates formerly representing

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
          shares of ALC Common Stock and TI Common Stock to be canceled pursuant to Sections 2.1(e) and 2.1(f)) advising such holder of the effectiveness of the Combination and the procedure for surrendering to the Exchange Agent (who may appoint forwarding agents with the approval of Newco) such certificates for exchange into certificates evidencing Newco Common Stock (including cash in lieu of any fractional share). Each holder of certificates theretofore evidencing shares of ALC Common Stock or TI Common Stock, upon proper surrender thereof to the Exchange Agent together and in accordance with such transmittal form, shall be entitled to receive in exchange therefor certificates evidencing Newco Common Stock (and cash in lieu of any fractional share) deliverable in respect of the shares of ALC Common Stock or TI Common Stock theretofore evidenced by the certificates so surrendered. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of certificates theretofore representing shares of ALC Common Stock or TI Common Stock for any amount which may be required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (c) If any certificate evidencing shares of Newco Common Stock is to be delivered to a person other than the person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to the issuance of such certificate evidencing shares of Newco Common Stock that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

               (d) In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, Newco will issue in exchange for such lost, stolen or destroyed certificate the certificate evidencing shares of Newco Common Stock deliverable in respect thereof, as determined in accordance with this Article II. When authorizing such issue of the certificate of shares of Newco Common Stock in exchange therefor, the Board of Directors of Newco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give Newco a bond in such sum as it may direct as indemnity against any claim that may be made against Newco with respect to the certificate alleged to have been lost, stolen or destroyed.

               (e) Approval and adoption of this Agreement by the shareholders of ALC and the stockholders TI shall constitute, as


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
          an integral part of the Combination, ratification of the appointment of, and the reappointment of, said Exchange Agent.

               Section 2.3 No Further Transfers. After the Effective Time, there shall be no registration of transfers of shares on the respective stock transfer books of ALC or TI of the shares of ALC Common Stock and TI Common Stock that were outstanding immediately prior to the Effective Time.

               Section 2.4    No Fractional Shares.    Neither certificates
          nor scrip for fractional shares of Newco Common Stock will be issued in the Combination, but in lieu thereof each holder of ALC Common Stock and each holder of TI Common Stock otherwise entitled to a fraction of a share of Newco Common Stock (after aggregating all fractional shares of Newco Common Stock that would otherwise be received by such holder) will be entitled hereunder to receive a cash payment. The amount of such cash payment shall equal, in the case of each fractional share, an amount (rounded to the nearest whole cent), without interest, calculated as the product of (i) such fraction, multiplied by
          (ii) the average of the high and low per share sales prices for the Newco Common Stock on the New York Stock Exchange for each of the five (5) consecutive trading days immediately preceding the Effective Time as quoted in the Wall Street Journal or other reliable financial newspaper or publication, or, if the Newco Common Stock does not trade prior to the Effective Time on a "when issued" basis, the average of the high and low per share sales prices for the Newco Common Stock on the trading day that includes the Effective Time (or, if the Effective Time does not occur on a trading day, on the first trading day thereafter).
          For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the New York Stock Exchange. No such fractional share interest shall entitle the owner thereof to vote or to any rights of a stockholder of Newco.

               Section 2.5 Withholding. Newco or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable or issuable pursuant to this Agreement to any holder of ALC Common Stock or TI Common Stock such amounts as Newco or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or issuance under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Newco or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of ALC Common Stock or TI Common Stock in respect of which such deduction and withholding was made by Newco or the Exchange Agent.




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
                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

               Section 3.1 Representations and Warranties of ALC and TI. When used in connection with ALC or any of its respective Subsidiaries or TI or any of its respective Subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" for all purposes of this Agreement means any change or effect that
          (i) individually or when taken together with all other such changes or effects that have occurred during any relevant time period prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations or prospects of ALC and its respective Subsidiaries or TI and its respective Subsidiaries, respectively, in each case taken as a whole, or (ii) does or is reasonably likely to materially adversely affect the ability of, in the case of ALC, ALC and its Subsidiaries taken as a whole, or, in the case of TI, TI and its Subsidiaries taken as a whole, as the case may be, to perform its respective obligations under this Agreement or the Ancillary Documents (as hereinafter defined), to consummate the transactions contemplated hereby or thereby or to conduct their respective businesses after the Effective Time substantially as such businesses are being conducted as of the date hereof. When used herein, the term "material" for all purposes of this Agreement means material to the party referred to and its Subsidiaries taken as a whole. Except as set forth in the disclosure letter (designated as such specifically for purposes of this Agreement) delivered at or prior to the execution hereof to ALC or TI, as the case may be, by TI and ALC, respectively (each, a "DISCLOSURE LETTER"), ALC (except for paragraphs (c) and
          (n) below) hereby represents and warrants to TI, TI Merger Sub and Newco, and TI (except for paragraph (b) below), hereby represents and warrants to ALC, ALC Merger Sub and Newco, that:

               (a) Corporate Organization and Qualification. It and each of its Subsidiaries (both domestic and foreign), is an entity duly formed, validly existing and in good standing under the laws of its respective jurisdiction of formation and is in good standing as a foreign entity in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it or its Subsidiaries require such qualification, except for such failure to so qualify or be in such good standing which does not constitute a Material Adverse Effect. As used in this Agreement, the word "SUBSIDIARY" means, with respect to any party, any corporation or other entity or organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which are held by such party or any Subsidiary of such party that do not have a

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
          majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. It and each of its Subsidiaries has the requisite corporate power and authority to carry on its respective businesses as they are now being conducted. It has made available to the other a complete and correct copy of its Articles or Certificate of Incorporation and Bylaws. Such Articles or Certificate of Incorporation and Bylaws so delivered are in full force and effect.

               (b) Authorized Capital of ALC. The authorized capital stock of ALC consists of 250,000,000 shares of ALC Common Stock, of which 65,991,891 shares were outstanding as of March 29, 1996, and 50,000,000 shares of Preferred Stock, par value $1.00 per share ("ALC PREFERRED STOCK"), of which no shares were outstanding on such date. Since such date, no additional shares of capital stock of ALC have been issued except for shares of ALC Common Stock which have been issued pursuant to the exercise of options or rights outstanding as of such date or pursuant to the purchase, designation or award of shares, under the ALC Stock Plans (as defined below) in effect as of such date or granted or awarded since such date in accordance with Article IV, and, except for grants made under the ALC Stock Plans in accordance with Article IV, no options, warrants or other rights to acquire shares of ALC Common Stock have been granted or issued by ALC other than pursuant to ALC's Stock Acquisition and Retention Plan. As of such date, 1,172,998 shares of ALC Common Stock were issuable upon exercise of outstanding options under the ALC 1987 Stock Option Incentive Plan, as amended; 76,000 units, representing a maximum of 364,800 shares of ALC Common Stock, had been awarded pursuant to ALC's Performance Share Plan for Key Employees; and participants had elected to purchase shares of ALC Common Stock having an aggregate value of up to $634,405 and to designate up to 3,700 shares of ALC Common Stock under ALC's Stock Acquisition and Retention Plan, which will result in the issuance of one share of ALC Common Stock for each share purchased or designated. All of the outstanding shares of ALC Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. ALC has no shares of ALC Common Stock or ALC Preferred Stock reserved for issuance, except that, as of such date, 4,911,823 shares of ALC Common Stock were reserved for issuance pursuant to ALC's 1987 Stock Option Incentive Plan, as amended, 1,665,659 shares of ALC Common Stock were reserved for issuance pursuant to ALC's Performance Share Plan for Key Employees, 802,737 shares of ALC Common Stock were reserved for issuance pursuant to ALC's Stock Acquisition and Retention Plan, 89,897 shares were reserved for issuance pursuant

                                          9








          to ALC's Director Share Incentive Plan and 250,000 shares were reserved for issuance under ALC's 1996 Non-Employee Director Stock Compensation Plan (such ALC plans are referred to herein together as the "ALC STOCK PLANS"). ALC has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable or exchangeable for securities having the right to vote) with the shareholders of ALC on any matter. Each of the outstanding shares of capital stock of each of ALC's corporate Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for the outstanding capital stock of ALstrip, Inc. (90% of which is owned by ALC) and except for shares held by officers and directors of ALC and its Subsidiaries as nominees and for the benefit of ALC or any of its Subsidiaries, owned, either directly or indirectly, by ALC free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth above, as of the date hereof there are no shares of capital stock of ALC authorized, issued and outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of ALC or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other securities of ALC or any of its Subsidiaries.

               (c) Authorized Capital of TI. The authorized capital stock of TI consists of 100,000,000 shares of TI Common Stock, of which 55,896,923 shares were outstanding as of February 28, 1996, and 15,000,000 shares of Preferred Stock, par value $1.00 per share ("TI PREFERRED STOCK"), including 100,000 shares of Series D Preferred Stock, of which none were outstanding as of such date, and 5,000,000 shares of Series E Cumulative Preferred Stock, of which 2,763,722 shares of Series E Cumulative Preferred Stock were outstanding as of March 29, 1996. No additional shares of capital stock of TI have been issued except for shares of TI Common Stock which have been issued pursuant to the exercise of options outstanding under the TI Stock Plans as of such date or granted or awarded since such date in accordance with Article IV, and, except for grants made under TI Stock Plans in accordance with Article IV, no options, warrants or other rights to acquire TI Common Stock have been granted or issued since such date by TI. As of March 11, 1996, 3,406,808 shares of TI Common Stock were issuable upon exercise of outstanding options under the TI Stock Plans. All of the outstanding shares of TI Common Stock and TI Series E Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable. TI has no TI Common Stock or TI Preferred Stock reserved for issuance except for shares of TI Series D Preferred Stock issuable pursuant to the Rights Agreement, dated as of January 4, 1995, between TI and Chemical Trust Company of California, as Rights Agent (including any successor thereto) (the "TI RIGHTS PLAN"), and except that, as of such date, 2,500,000 shares of TI Common Stock were

                                          10








          reserved for issuance pursuant to TI's 1990 Stock Option Plan, 2,500,000 shares of TI Common Stock were reserved for issuance pursuant to TI's 1994 Long-Term Incentive Plan, 200,000 shares of TI Common Stock were reserved for issuance pursuant to TI's 1995 Non-Employee Director Stock Option Plan, and 2,500,000 shares of TI Common Stock were reserved for issuance pursuant to TI's Employee Stock Purchase Plan (The Stock Advantage) (the "TI ESPP" and together with such other TI plans, the "TI STOCK PLANS"). TI does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of TI on any matter. Each of the outstanding shares of capital stock of each of TI's corporate Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for shares held by officers and directors of TI and its Subsidiaries as nominees and for the benefit of TI or any of its Subsidiaries, owned, either directly or indirectly, by TI free and clear of all liens, pledges, security interests, claims or other encumbrances except for pledges of capital stock of Subsidiaries that are not significant subsidiaries (as defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) pursuant to financing arrangements entered into in the ordinary course of business and in effect as of the date hereof. Except as set forth above, as of the date hereof there are no shares of capital stock of TI authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of TI or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other securities of TI or any of its Subsidiaries.

               (d) Corporate Authority. Subject only to approval of this Agreement and the ALC Merger by (in the case of ALC) the affirmative vote of at least a majority of the votes cast by holders of ALC Common Stock entitled to vote thereon, and to the approval of this Agreement and the TI Merger by (in the case of TI) the holders of at least a majority of the outstanding shares of TI Common Stock, it has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and any other agreement, instrument or certificate (collectively, the "ANCILLARY DOCUMENTS") to be executed or delivered by it pursuant hereto, and to consummate the transactions contemplated hereby and thereby. Its Board of Directors has approved this Agreement and the Combination and (i) in the case of ALC, the TI Stockholder Agreements, and (ii) in the case of TI, the ALC Shareholder Agreements and (for purposes of Section 203 of the DGCL and the TI Rights Plan) the TI Stockholder Agreements, and has directed that this Agreement and the ALC Merger (in the case of ALC) and TI Merger (in the case of TI) be submitted to its stockholders

                                          11








          for approval and adoption in accordance with applicable law and its Articles or Certificate of Incorporation and Bylaws, and, subject to Section 4.1(a) below, has recommended that its stockholders approve this Agreement and the ALC Merger (in the case of ALC) and the TI Merger (in the case of TI). This Agreement and each Ancillary Document to be executed and delivered by it pursuant hereto is a valid and binding agreement, certificate or instrument, as the case may be, of it enforceable against it in accordance with its terms.

               (e) Governmental Filings; No Violations. (i) Other than the filings provided for in Section 1.1, filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), filings required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), filings required under the Securities Act of 1933, as amended (the "SECURITIES ACT"), filings required under state securities and "Blue Sky" laws, and any filings required to be made under the laws of any foreign jurisdiction, no notices, reports or other filings are required to be made by it or its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it or its Subsidiaries from, any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("GOVERNMENTAL ENTITY"), in connection with the execution and delivery of this Agreement or any of the Ancillary Documents by it and the consummation by it of the transactions contemplated hereby and thereby, the failure of which to make or obtain would constitute a Material Adverse Effect.

               (ii) Neither the execution and delivery of this Agreement or any of the Ancillary Documents by it, nor the consummation by it of any of the transactions contemplated hereby or thereby, or any action required by applicable law as a result thereof, will constitute or result in (A) a breach or violation of, or a default under, its Articles or Certificate of Incorporation or Bylaws or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, a default (with or without the giving of notice or the passage of time) under or the triggering of any payment or other obligations, or the right of any third party to require a payment or performance of an obligation not otherwise due, pursuant to, or accelerate vesting under, any existing collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees of it or any of its Subsidiaries ("BENEFIT PLANS") or any grant or award made under any of the foregoing, (C) a breach or violation of, a default under, a change in the rights of any party under, or the acceleration of or the creation of a lien, pledge, security interest or other

                                          12








          encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any note, bond, mortgage, indenture, agreement, lease, contract, instrument, arrangement or other obligation of it or any of its Subsidiaries or (D) a breach or violation of any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit, license, franchise or other similar right or authorization to which it or any of its Subsidiaries is subject except, in the case of clauses (B), (C) or (D) above, for such breaches, violations, defaults, accelerations or changes that would not constitute a Material Adverse Effect. Its Disclosure Letter sets forth, to the knowledge of its officers, a list of any consents, approvals or waivers required under or pursuant to any of the foregoing to be obtained prior to consummation of the transactions contemplated by this Agreement. It will use commercially reasonable efforts to obtain the consents, approvals or waivers referred to in its Disclosure Letter.

               (f) SEC Reports; Financial Statements. Each of ALC and TI has delivered to the other a copy of each report, proxy statement or information statement filed by it since December 31, 1993 and prior to the date hereof, each in the form (including exhibits and any amendments thereto and all documents incorporated by reference therein) filed with the SEC under the Exchange Act (collectively, the "SEC REPORTS"). As of their respective dates, its SEC Reports did not and any report, proxy statement or information statement filed by it with the SEC subsequent to the date hereof (collectively, "SUBSEQUENT SEC REPORTS") will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, each of its consolidated balance sheets included in or incorporated by reference into the SEC Reports or Subsequent SEC Reports (including the related notes and schedules) fairly presented (with respect to the SEC Reports) or will fairly present (with respect to the Subsequent SEC Reports) the consolidated financial position of it and its Subsidiaries as of its date, and each of the consolidated statements of income, of stockholders' equity and of cash flows included in or incorporated by reference into the SEC Reports or Subsequent SEC Reports (including any related notes and schedules) fairly presented (with respect to the SEC Reports) or will fairly present (with respect to the Subsequent SEC Reports) the results of operations, stockholders' equity and cash flows of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except for the SEC

                                          13








          Reports and the Subsequent SEC Reports, since December 31, 1993, neither ALC nor any of its Subsidiaries (in the case of ALC) nor TI nor any of its Subsidiaries (in the case of TI) is or was required to file any report, proxy statement or information statement with the SEC pursuant to the requirements of the Exchange Act, the Securities Act or otherwise.

               (g) Absence of Undisclosed Liabilities. Except as set forth in its Disclosure Letter or its SEC Reports, it and its Subsidiaries do not have any liabilities, whether accrued or contingent and whether or not required to be reflected in financial statements in accordance with United States generally accepted accounting principles, that are material to the financial condition of it and its Subsidiaries taken as a whole, other than (i) liabilities (or reserves therefor) reflected in its consolidated balance sheet as of December 31, 1995 and (ii) normal or recurring liabilities incurred since December 31, 1995 in the ordinary course of business consistent with past practices. Its Disclosure Letter sets forth an accurate and complete list of all contracts, agreements and other commitments and arrangements pursuant to which it or any of its Subsidiaries has agreed to indemnify or exonerate any person that would involve or be reasonably likely to involve a material liability. Its Disclosure Letter also sets forth an accurate and complete list of each contract, agreement or other commitment or arrangement (including such with any collective bargaining unit, union or other entity or group) that, pursuant to its terms, would give rights to any party as a result of the execution and delivery of this Agreement or consummation of the Combination, the exercise of which would constitute a Material Adverse Effect (for this purpose, the definition thereof to include the effects listed in the definition of "Material Adverse Effect" as applied to Newco and its Subsidiaries from and after the Effective Time (a "NEWCO MATERIAL ADVERSE EFFECT")).

               (h) Absence of Certain Changes. Except as set forth in its SEC Reports, since December 31, 1995, it and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in, the ordinary and usual course of such businesses and there has not been (i) any change in it or any development or combination of developments of which its officers have knowledge which constitutes a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock except for regular cash dividends of not more than $.13 per quarter in the case of ALC or, in the case of TI, dividends on TI Common Stock in the aggregate amount of $.225 in cash per share and $.15 in face amount of TI Series E Cumulative Preferred Stock per share prior to the date of this Agreement and regular cash dividends of not more than $.375 per quarter on the TI Common Stock and regular cash dividends on the TI Series E Cumulative Preferred Stock

                                          14








          thereafter; or (iii) any change by it in accounting principles, practices or methods. Since March 15, 1996, except as provided for herein and other than in the ordinary course consistent with past practice, there has not been any increase in the compensation payable or which could become payable by it or its Subsidiaries to their officers or key employees, or any material amendment of any of its Benefit Plans.

               (i) Litigation. Except as described in its SEC Reports, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of its officers, threatened, against it or any of its Subsidiaries that have resulted or are reasonably likely to result in any claims against, or obligations or liabilities of, it or any of its Subsidiaries, that constitutes a Material Adverse Effect.

               (j) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of it or any of its Subsidiaries have been timely filed or requests for extension have been timely filed and any such extension shall have been granted and not have expired other than those returns with respect to which the failure to timely file or the failure to request an extension of the time for filing would not have a Material Adverse Effect, and all such filed returns are complete and accurate in all material respects. Except as currently being contested in good faith or with respect to which adequate reserves have been made in its financial statements referenced in
          Section 3.1(f), all taxes required to be shown on returns or to be paid with respect to returns for which extensions have been filed by it have been paid in full or have been recorded on its consolidated balance sheet and consolidated statement of earnings or income in accordance with United States generally accepted accounting principles. There is no outstanding audit examination, deficiency, or refund litigation with respect to any taxes of it or any of its Subsidiaries that might reasonably be expected to result in a determination that would constitute a Material Adverse Effect, except for any such examination, deficiency or litigation as to which adequate reserves are reflected in the financial statements referenced in
          Section 3.1(f). All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it or any of its Subsidiaries have been paid in full or have been recorded on its balance sheet and consolidated statement of earnings or income (in accordance with United States generally accepted accounting principles). Neither it nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect, the failure to pay which would constitute a Material Adverse Effect.



                                          15








               (k)  Employee Benefits.  (i) All benefit plans as defined in
          Section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA"), covering employees or former employees of it or its Subsidiaries (excluding Foreign Plans) which are pension plans, disability plans, life insurance plans or severance plans, and all benefit plans, contracts or arrangements covering non-resident aliens (with respect to the United States) or covering employees or former employees of any foreign Subsidiaries other than government-sponsored programs or government-required benefits which are referred to herein as "FOREIGN PLANS", are referred to collectively as "PLANS."

               (ii) Except for such incidents of actual or possible noncompliance which would not constitute a Material Adverse Effect, (A) all of its Plans, to the extent subject to ERISA, are in substantial compliance with ERISA, (B) each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter covering the Tax Reform Act of 1986 from the Internal Revenue Service or application for such a favorable determination has been made within the applicable remedial amendment period provided by the Code, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter, (C) each Plan which is a group health plan within the meaning of Section 4980B(g)(2) of the Code is in substantial compliance with the requirements of
          Section 4980B of the Code, and (D) there is no pending or, to the knowledge of its officers, threatened litigation, investigation or audit relating to the Plans other than claims for benefits made in the ordinary course. Neither it nor any Subsidiary has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would reasonably be expected to constitute a Material Adverse Effect. Neither it nor any of its Subsidiaries has completely or partially withdrawn from a "multiemployer plan" within the meaning of Section 3(37) of ERISA or has suffered a 70% decline in "contribution base units" within the meaning of Section 4205(b)(1)(A) of ERISA in any plan year beginning after 1979. No withdrawal liability has been or is expected to be incurred by it or its Subsidiaries with respect to any multiemployer plan in which it or any of its Subsidiaries participates or a former Subsidiary participated and it has no reason to believe that any such liability will arise as a result of the consummation of the Combination. It has furnished to the other a copy of the most recent annual report of the trustee of each such multiemployer plan and, to the knowledge of its management, each such report is true, accurate and complete.
          Each of its Foreign Plans complies and, to its knowledge, each benefit plan, contract or arrangement (other than government-

                                          16








          sponsored programs or government-required benefits) covering employees or former employees of any of its Subsidiaries doing business in any other foreign jurisdiction complies, with all applicable laws governing its administration and maintenance, except for such incidents of actual or possible noncompliance which would not constitute a Material Adverse Effect.

               (iii) No material liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any Subsidiary with respect to any ongoing, frozen or terminated Plan currently or formerly maintained by any of them, or any Plan of any entity which is considered one employer with it or any of its Subsidiaries under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"). No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

               (iv) All material contributions required to be made by it or any of its Subsidiaries under the terms of any Plan have been timely made or have been accrued pending full and timely payment. Except as described in its SEC Reports, no Plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of it, its Subsidiaries or its ERISA Affiliates has provided, or is required to provide, security to any Plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

               (v) For all Pension Plans that are "defined benefit plans" within the meaning of Section 3(35) of ERISA, the disclosures prepared under FAS 87 and set forth in the footnotes to its financial statements as of and for the year ended December 31, 1995 and included in the SEC Reports are true and correct in all material respects. There has been no material adverse change in the financial condition of any such Pension Plan since the last day of the most recent plan year.

               (vi) Except as described in its SEC Reports, neither it nor its Subsidiaries have any obligations for retiree health and life benefits under any Plan. With regard to health and life benefits for employees other than employees covered by a collective bargaining agreement, or who are not residents of the United States, the current plan documents contain no restrictions on the rights of it or its Subsidiaries to amend or terminate any such Plan without incurring liability thereunder with respect to unincurred benefit obligations.

               (l) Environmental Matters. (i) It and each of its Subsidiaries has applied for and has in effect all Federal, state and local governmental approvals, authorizations, certificates,

                                          17








          filings, franchises, licenses, notices, permits and rights ("ENVIRONMENTAL PERMITS") under applicable statutes, laws, ordinances, rules, orders and regulations which are administered, interpreted or enforced by the U.S. Environmental Protection Agency or state and local agencies with jurisdiction over pollution or protection of the environment (collectively, "ENVIRONMENTAL LAWS") necessary for it to carry on its business as now conducted, and there has occurred no default under any such Environmental Permit, except for the lack of Environmental Permits and for defaults under Environmental Permits which would not constitute a Material Adverse Effect. Neither it nor any of its Subsidiaries has received written notice from any foreign government or agency with jurisdiction over pollution or protection of the environment of its or any such Subsidiary's failure to have in effect, or of any default under, any comparable Environmental Permit under applicable statutes, laws, ordinances, rules, orders and regulations of such foreign government or agency (collectively, "FOREIGN ENVIRONMENTAL LAWS") necessary for it to carry on its or such Subsidiary's business in any foreign jurisdiction, except for such notices regarding the lack of such comparable Environmental Permits, and for such defaults, which do not constitute a Material Adverse Effect.

               (ii) To its knowledge, it and each of its Subsidiaries is, and has been, in compliance with applicable Environmental Laws and Foreign Environmental Laws, except for instances of possible noncompliance which do not constitute a Material Adverse Effect.

               (iii) There is no suit, action, proceeding or inquiry pending or, to its knowledge, threatened before any court, governmental agency or authority or other forum in which it or any of its Subsidiaries has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant (a) for alleged noncompliance (including by any predecessor) with any Environmental Law or Foreign Environmental Law or (b) relating to the release into the environment of any Hazardous Material (as hereinafter defined), asbestos, polychlorinated biphenyls or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by it or any of its Subsidiaries, or (c) any site or location for which it or its Subsidiaries has been designated as a potentially responsible party under any federal, state, local or foreign superfund law, or (d) any claim, potential claim or express reservation of responsibility for damages to natural resources, except in each of the cases (a) through (d) above for any such suits, actions, proceedings and inquiries which do not constitute a Material Adverse Effect.

               (iv) During the period of ownership or operation by it and its current or former Subsidiaries of any of their respective current or formerly owned properties, there have been no underground storage tanks (whether currently active or not) and no polychlorinated biphenyls in transformers or other electrical

                                          18








          equipment and there have been no releases of Hazardous Material or of asbestos, polychlorinated biphenyls or oil in, on, under or affecting such properties or, to its knowledge, any surrounding site, except in each case for those which do not constitute a Material Adverse Effect. Prior to the period of ownership or operation by it or its current or former Subsidiaries of any of their respective current or formerly owned properties, to the knowledge of its officers, there were no releases of Hazardous Material or asbestos, polychlorinated biphenyls or oil or other petroleum products in, on, under or affecting any such property or any surrounding site, except in each case for those which do not constitute a Material Adverse Effect. "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, other Environmental Laws or Foreign Environmental Laws or any similar state or local law.

               (m) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, except that ALC has retained Salomon Brothers Inc as its financial advisor and TI has retained Goldman, Sachs & Co. as its financial advisor in connection with the transactions contemplated hereby, the arrangements with which have been disclosed in writing to the other prior to the date hereof.

               (n) Takeover Statutes; Rights Plan. The Board of Directors of TI has taken all actions so that the restrictions contained in
          Section 203 of the DGCL applicable to an "interested stockholder" or a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Stockholder Agreements or the consummation of the Combination (including the TI Merger) or the other transactions contemplated by this Agreement or by the Stockholder Agreements. The TI Rights Plan does not cause or permit, and will not cause or permit, TI stockholders to exercise rights as a result of the existence or implementation of this Agreement or the Stockholder Agreements, or any of the transactions contemplated hereby or thereby.

               (o) Tax and Accounting Matters. Neither it nor any of its Subsidiaries or affiliates has taken or agreed to take any action that would prevent each of the ALC Merger and the TI Merger from being treated as either a reorganization within the meaning of
          Section 368(a) of the Code or a non-recognition exchange of stock under Section 351 of the Code, or would prevent Newco from accounting for the business combination to be effected by the Combination as a pooling of interests.



                                          19








               (p) Labor Matters. It has previously furnished to the other true and complete copies of all labor and collective bargaining agreements to which it or its Subsidiaries is a party and that are currently in effect, together with all amendments thereto (if any). There are no strikes or other work stoppages involving any employees of it or any of its Subsidiaries and there are no material labor disputes by any labor organization in progress or pending or, to the knowledge of its officers, threatened against it or any of its Subsidiaries that would constitute a Material Adverse Effect. To the knowledge of its officers, it and its Subsidiaries are in compliance with all applicable laws and regulations in respect of employment and employment practices, terms and conditions of employment, wages and hours, occupational safety, health or welfare conditions relating to premises occupied, and civil rights, non-compliance with which would constitute a Material Adverse Effect. There are no charges of unfair labor practices pending before any governmental authority involving or affecting it or any of its Subsidiaries that would constitute a Material Adverse Effect. It has not been notified that any customer or supplier of it or any Subsidiary is involved in or threatened with or affected by any strike or other labor disturbance or dispute, litigation or administrative proceeding or judgment, order, injunction, decree or award, the consequences of which would constitute a Material Adverse Effect.

               (q) Compliance with Laws. It and each of its Subsidiaries has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted, except for such permits, licenses, certificates, orders and approvals, the absence of which would not constitute a Material Adverse Effect ("MATERIAL PERMITS"). All Material Permits are in full force and effect, and, to the knowledge of its officers, no suspension or cancellation of any of them is threatened. Except as described in its SEC Reports, to the knowledge of its officers, the operations of it and of each of its Subsidiaries are in compliance with all applicable federal, state and local and foreign laws, rules and regulations, and neither it nor any of its Subsidiaries has received written notice from any federal, state, local or foreign government, agency or individual regarding noncompliance by it or any such Subsidiary with any federal, state, local or foreign laws, rules or regulations, in each case including, without limitation, the Foreign Corrupt Practices Act and the False Claims Act, each as amended, and laws, rules and regulations relating to the employment of individuals, civil rights and occupational safety and health, except for instances of actual or possible noncompliance which would not constitute a Material Adverse Effect.


                                          20








               (r) Title to Assets. Each of it and its Subsidiaries has good and marketable title to its properties and assets (other than property as to which it is lessee), except for such defects in title that would not constitute a Material Adverse Effect and encumbrances for obligations incurred in the ordinary course of business and reflected in its consolidated balance sheet as of December 31, 1995 or incurred thereafter in the ordinary course of business consistent with past practice.

               (s) Intellectual Property. It and its Subsidiaries either own, or to its knowledge, have valid, binding and enforceable rights to use all patents, trademarks, trade names, service marks, service names, copyrights, other proprietary intellectual property rights, applications therefor and licenses or other rights in respect thereof ("INTELLECTUAL PROPERTY") used or held for use or necessary in connection with the business of it or its Subsidiaries, without any conflict with the rights of others, except for such conflicts that have not had and are not reasonably likely to constitute a Material Adverse Effect. Neither it nor any of its Subsidiaries has, as of the date hereof, received any notice from any other person pertaining to or challenging the right of it or its Subsidiaries to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used by or licensed to it or any of its Subsidiaries, except with respect to rights the loss of which, individually or in the aggregate, have not had and are not reasonably likely to constitute a Material Adverse Effect. To its knowledge, none of its or its Subsidiaries' personnel is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with it or its Subsidiaries or any other party the result of which has had or is reasonably likely to constitute a Material Adverse Effect.

               (t) Insurance. It and each of its Subsidiaries has in effect valid and effective policies of insurance, issued by companies believed by it to be sound and reputable, insuring it or such Subsidiary (as the case may be) for losses customarily insured against by others engaged in similar lines of business. Such policies are reasonable, in both scope and amount, in light of the risks attendant to the businesses conducted by it and its Subsidiaries. During the past five years, all insurance policies covering products liability and general liability maintained by or for the benefit of it or its Subsidiaries have been "occurrence" policies and not "claims made" policies.

               (u)  Employment and Change in Control Agreements.

                    (i) Its Disclosure Letter sets forth a true and complete list of all agreements with any officer or director of it or any of its Subsidiaries to which it or any of its

                                          21








          Subsidiaries is a party, providing for the terms of his or her employment with it or any of its Subsidiaries and the terms of his or her severance or other payments upon termination of such employment (the "EMPLOYMENT AGREEMENTS"). It has previously furnished to the other true and complete copies of all Employment Agreements, together with all amendments thereto (if any).

                    (ii) Except as it disclosed in its SEC Reports, and except as provided for in this Agreement, neither it nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of it or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving it of the nature contemplated by this Agreement or (B) providing for compensation payments that would not be deductible by it for federal income tax purposes, or (ii) agreement or Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

               (v) Certain Transactions. Except as set forth in its SEC Reports, none of the officers or directors of it or of any of its Subsidiaries nor any affiliate of it, and, to its knowledge, none of its key employees or the key employees of any of its Subsidiaries, is a party to any transaction with it or any of its Subsidiaries (other than for services as an employee, officer or director and other than transactions between it and one or more of its direct or indirect wholly owned Subsidiaries or between such Subsidiaries), including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such officer, director, affiliate or key employee, any member of the family of any such officer, director or key employee or any corporation, partnership, trust or other entity in which any such officer, director or key employee has a substantial interest (excluding the ownership of not more than two percent (2%) of the capital stock of a publicly traded corporation) or which is an affiliate of such officer, director or key employee, in each case covered by clauses (i) through
          (iii) if such matter would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC if such person was a person identified in such Item.

               (w) Information in Disclosure Documents and Registration Statement. None of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of Newco Common Stock in

                                          22








          the Combination (the "S-4") will, at the time of the filing of the S-4 and any amendments thereto and at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the joint proxy statement/prospectus relating to the meetings of TI's and ALC's stockholders to be held in connection with the Combination and the offering of shares of Newco Common Stock to the holders of shares of ALC Common Stock and TI Common Stock (the "JOINT PROXY STATEMENT") will, at the date mailed to the stockholders and at the times of the meetings of stockholders to be held in connection with the ALC Merger, the TI Merger and the Combination, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               (x) Opinion of Financial Advisor. It has received the opinion of its financial advisor referred to in Section 3.1(m), dated the date hereof, to the effect that, as of such date, the transactions contemplated hereby are fair to its stockholders from a financial point of view, a copy of which opinion has been delivered to the other.

               (y) No Existing Discussions. As of the date hereof, it is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 4.1).

               (z) Restrictions on Business Activities. Except for this Agreement and to the extent disclosed in its Disclosure Letter, there is no agreement, judgment, injunction, order or decree binding upon it or any of its Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of Newco, ALC, TI and their respective Subsidiaries (in each case, taken as a whole), the acquisition of any material property by Newco, ALC, TI and their respective Subsidiaries (in each case, taken as a whole) or the conduct of the business by Newco, ALC, TI and their respective Subsidiaries (in each case, taken as a whole) as such business is currently conducted by ALC and TI and their respective Subsidiaries.

               (aa) Agreements, Contracts and Commitments. Neither it nor any of its Subsidiaries has breached, nor received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment (or any series of similar agreements, contracts or commitments) which, individually or in the aggregate, would constitute a Material Adverse Effect. Each such agreement, contract and commitment

                                          23








          that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which its officers have knowledge by any party obligated to it thereunder.

               Section 3.2 Representations of Newco. (a) Newco hereby represents and warrants to ALC and TI that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to enter into this Agreement, (ii) the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on its part, (iii) this Agreement has been duly executed and delivered by it and constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms, (iv) it has delivered to each of ALC and TI a true and correct copy of each of its Certificate of Incorporation and Bylaws as in effect on the date hereof, (v) the execution and delivery of this Agreement by it does not, and the consummation by it of the transactions contemplated by this Agreement will not, conflict with or result or in a violation of, or default under (with or without notice or lapse of time or both), any provision of its Certificate of Incorporation or Bylaws, and (vi) it has engaged in no other business activities and has conducted its operations only as contemplated hereby.


                                      ARTICLE IV

                                      COVENANTS

               Section 4.1 No Solicitation. From and after the date hereof until the earlier of the termination of this Agreement in accordance with Article VI and the Effective Time:

               (a) Neither ALC nor TI shall, directly or indirectly, through any officer, director, employee, representative or agent of it or any of its Subsidiaries, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving it or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "ACQUISITION PROPOSAL"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or
          (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall

                                          24








          prevent it or its Board from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to its stockholders, if and only to the extent that (1) its Board believes in good faith (after consultation with its financial advisor, and based upon the written opinion of such financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction (an "ACQUISITION TRANSACTION") more favorable to its stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Transaction being referred to in this Agreement as a "Superior Proposal") and its Board determines in good faith based on a written opinion of outside legal counsel that such action is necessary for it to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, its Board receives from such person or entity an executed confidentiality agreement with terms no more favorable to such party than those contained in the respective Confidentiality Agreements dated March 1 and March 4, 1996 between ALC and TI ("CONFIDENTIALITY AGREEMENT"); or (B) taking any position with regard to an Acquisition Proposal pursuant to Rules 14d-9 and 14e-2 under the Exchange Act which is consistent with the advice of counsel concerning its Board's fiduciary duties under applicable law with respect to a tender offer commenced by a third party (other than by public announcement alone).

               (b) Each of ALC and TI shall notify the other as soon as practicable upon receipt by it (or its advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to its properties, books or records by any person or entity. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

               Section 4.2    Stockholder Approvals.   As promptly as
          practicable following the execution and delivery of this Agreement, unless this Agreement shall have been previously terminated in accordance with Article VI, each of ALC and TI shall submit this Agreement and the ALC Merger (in the case of ALC) and the TI Merger (in the case of TI) to its stockholders for approval and adoption at a meeting of its stockholders called for such purpose (the "ALC SHAREHOLDERS MEETING" and "TI STOCKHOLDERS MEETING", respectively). Unless this Agreement shall have been previously terminated in accordance with Article VI and subject to Section 4.1, (i) the ALC Board shall recommend that the shareholders of ALC vote to approve and adopt this Agreement and the ALC Merger and shall use its best efforts to

                                          25








          solicit and secure from its shareholders their approval and adoption of this Agreement and the ALC Merger, and (ii) the TI Board shall recommend that the stockholders of TI vote to approve and adopt this Agreement and the TI Merger and shall use its best efforts to solicit and secure from its stockholders their approval and adoption of this Agreement and the TI Merger.

               Section 4.3 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Article VI and the Effective Time, each of ALC and TI agrees as to itself and its Subsidiaries (except (subject to the provisions of Article IV other than this Section 4.3) to the extent provided in its Disclosure Letter and except to the extent that the other shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing business be substantially unimpaired at the Effective Time. Except as expressly contemplated by this Agreement, and not in limitation of the foregoing, during the aforesaid period each of ALC and TI shall (and shall cause its Subsidiaries to), except (subject to the provisions of Article IV other than this Section 4.3) as otherwise provided in its Disclosure Letter or except as approved in writing by the other party:

               (a) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary or desirable in the normal conduct of its business;

               (b) not acquire any stock or other interest in, nor (except in the ordinary course of business) purchase any assets of, any corporation, partnership, association or other business organization or entity or any division thereof (except any stock or assets distributed to it or any of its Subsidiaries as part of any bankruptcy or other creditor settlement or pursuant to a plan of reorganization), nor agree to do any of the foregoing;

               (c) not sell, lease, assign, transfer or otherwise dispose of any of its assets (including, without limitation, patents, trade secrets or licenses), nor create any mortgage, security interest or other lien on any of its assets, except as permitted by this Agreement or in the ordinary course of business and except that it and each of its Subsidiaries may sell or otherwise


                                          26








          dispose of any assets which are held for disposition as of the date hereof or are obsolete;

               (d) not incur any indebtedness for borrowed money or any obligation under any guarantee or "make whole" or capital support agreement or arrangement, other than as a result of borrowings or drawdowns, the issuance of letters of credit for its account and the incurrence of interest, letter of credit reimbursement obligations and other obligations incurred in the ordinary course of business consistent with past practice;

               (e) not (i) alter, amend or repeal any provision of its Articles or Certificate of Incorporation or Bylaws, (ii) change the number of its directors (other than as a result of the death, retirement or resignation of a director), (iii) except in the ordinary course of its business, form or acquire any Subsidiaries not existing as of the date of this Agreement, (iv) except in the ordinary course of its business, enter into, modify or terminate any material contracts or agreement to which it is a party or agree to do so, (v) modify any Employment Agreement, or (vi) declare, pay, commit to or incur any obligation of any kind for the payment of any bonus, additional salary or compensation or retirement, termination, welfare or severance benefits payable or to become payable to any of its employees or such other persons, except in any such case for obligations incurred in the ordinary course of business and consistent with past practice and such matters as are required pursuant to the terms of any existing Employment Agreement or Benefit Plan;

               (f) maintain its books, accounts and records in the usual, ordinary and regular manner and in material compliance with all applicable laws;

               (g) pay and discharge all material federal, state, local and foreign taxes imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, except to the extent that it is currently contesting, in good faith and by proper proceedings, the payment of such taxes and it maintains appropriate reserves with respect thereto;

               (h) use commercially reasonable efforts to meet its obligations under all material contracts, agreements and instruments to which it is a party, and not become in default thereunder which would constitute a Material Adverse Effect;

               (i) use commercially reasonable efforts to maintain its business and assets in good repair, order and condition, reasonable wear and tear excepted, and to maintain insurance upon such business and assets at least comparable in amount and kind to that in effect on the date hereof;


                                          27








               (j) use commercially reasonable efforts to maintain its present relationships and goodwill with suppliers, brokers, manufacturers, representatives, distributors, customers and others having business relations with it (provided that it may pursue overdue accounts and otherwise exercise lawful remedies in its customary fashion);

               (k) carry on and operate its business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its commercially reasonable efforts to cause its representations and warranties set forth in this Agreement and in any Ancillary Document to be true and correct, in all respects, on and as of the Effective Time, subject only to changes in the ordinary course of business;

               (l) not declare, set aside, make or pay any dividends or other distributions with respect to its capital stock except for regular cash dividends not to exceed $.13 per share of ALC Common Stock per quarter or $.375 per share of TI Common Stock per quarter and regular cash dividends on shares of TI Series E Cumulative Preferred Stock, or purchase or redeem any shares of its capital stock except, in the case of TI, share of TI Series E Cumulative Preferred Stock, or agree to take any such action;

               (m) not authorize or make any capital expenditure otherwise than in the ordinary course of business;

               (n) not increase the number of shares authorized or issued and outstanding of its capital stock, nor grant or make any pledge, option, warrant, call, commitment, right or agreement of any character relating to its capital stock, nor issue or sell any shares of its capital stock or securities convertible into such capital stock, or any bonds, promissory notes, debentures or other corporate securities or become obligated so to sell or issue any such securities or obligations, except, in any case, issuance of shares of ALC Common Stock or TI Common Stock pursuant to (i) the exercise of options, warrants or other rights outstanding as of the date hereof and referred to in Sections 3.1(b) or (c), (ii) the purchase, designation or award of shares under the ALC Stock Acquisition Retention Plan, (iii) the grant of options or awards under the ALC Stock Plans or the TI Stock Plans to newly-hired employees in amounts consistent with policies for such grants in effect on the date hereof, (iv) the grant of options to acquire not more than 1,000,000 shares of ALC Common Stock in the aggregate pursuant to the ALC Stock Plans,
          (v) the issuance of shares of ALC Common Stock pursuant to ALC's 1996 Non-Employee Director Stock Option Plan, (vi) the issuance of shares of TI Common Stock pursuant to the TI ESPP, or (vii) the grant of options to acquire not more than 700,000 shares of TI Common Stock in the aggregate pursuant to the TI Stock Plans.



                                          28








               Section 4.4 Access to Information. Upon reasonable notice, each of ALC and TI shall (and shall cause its Subsidiaries to) (i) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the earlier of the termination of this Agreement and the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, accountants' work papers, correspondence and affairs, and (ii) cause its and their officers and employees to furnish to the other and its authorized representatives any and all financial, technical and operating data and other information pertaining to its businesses and those of its Subsidiaries as the other shall from time to time reasonably request. Each party will hold any such information which is subject to the Confidentiality Agreement in accordance with and subject to the restrictions contained in the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section
          4.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Combination.

               Section 4.5 Legal Conditions to the Combination. Each of the parties hereto will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Combination (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Combination. Each of the parties hereto will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public third party, required to be obtained or made by any of the parties hereto or any of their Subsidiaries in connection with the Combination or the taking of any action contemplated thereby or by this Agreement.

               Section 4.6 Public Announcements. Neither ALC nor TI shall make any press release or other written public statement or publicly deliver any formally prepared oral statement concerning the matters covered by this Agreement without the approval of the other, except as required by law or applicable regulation, and each shall in all events use its best efforts to permit such other parties an opportunity to review and comment upon any such release or statement prior to dissemination.

               Section 4.7 Tax-Free Reorganization. The parties hereto shall each use its best efforts to cause each of the ALC Merger

                                          29








          and the TI Merger to be treated either as a reorganization within the meaning of Section 368(a) of the Code or as a non-recognition exchange of stock pursuant to Section 351 of the Code.

               Section 4.8 Pooling Accounting. The parties hereto shall each use its best efforts to cause the business combination to be effected by the Combination to be accounted for as a pooling of interests. In particular, but without limitation of the foregoing, each party will take all remedial and other actions that are reasonably necessary or advisable (including, if necessary, the sale of treasury stock by such party) in order to ensure such accounting treatment. ALC and TI shall each use all commercially reasonable efforts to cause its Rule 145 Affiliates (as hereinafter defined) not to take any action that would adversely affect the ability of Newco to account for the business combination to be effected by the Combination as a pooling of interests.

               Section 4.9 Affiliate Agreements. Within two weeks following the date of this Agreement, each of ALC and TI will provide the other with a list of those persons who are, in its reasonable judgment after review by its independent counsel, "affiliates" of it within the meaning of Rule 145 promulgated under the Securities Act ("RULE 145") (each such person who is an "affiliate" within the meaning of Rule 145 is referred to herein as a "RULE 145 AFFILIATE"). Each of ALC and TI shall provide the other with such information and documents as the other shall reasonably request for purposes of reviewing such list and shall notify the other in writing regarding any change in the identity of its Rule 145 Affiliates prior to the Closing Date. Each of ALC and TI shall use its commercially reasonable efforts to deliver or cause to be delivered to the other prior to the Effective Time from each of its Rule 145 Affiliates, an executed Affiliate Agreement, in substantially the form attached hereto as Annex D (each an "AFFILIATE AGREEMENT"). Newco shall be entitled to place appropriate legends on the certificates evidencing any Newco Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Newco Common Stock, consistent with the terms of the Affiliate Agreements.

               Section 4.10 Representations, Covenants and Conditions; Further Assurances.

               (a) The parties hereto will each use its commercially reasonable efforts (i) to take, and to cause their respective Subsidiaries to take, all actions necessary to render accurate as of the Effective Time their respective representations and warranties contained herein, (ii) to refrain, and to cause their respective Subsidiaries to refrain, from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time and (iii) to perform or

                                          30








          cause to be satisfied, and to cause their respective Subsidiaries to perform or cause to be satisfied, each covenant or condition to be performed or satisfied by them.

               (b) In addition to the provisions of Section 4.5 hereof and in furtherance thereof, upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Without limiting the generality of the foregoing, each of the parties agrees to reasonably engage in discussions and negotiations and provide information to any governmental authority with jurisdiction over the enforcement of any applicable antitrust laws, in a reasonable effort to address any concerns on the part of any such authority regarding the legality under any antitrust law of the Combination. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to create any obligation of ALC or TI to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of ALC, TI or Newco.

               Section 4.11   Stock Plans.  (a)   Prior to the Effective
          Time, ALC shall take such actions as may be necessary such that at the Effective Time each option (an "ALC OPTION") to purchase a share of ALC Common Stock outstanding pursuant to the ALC Stock Plans, whether or not then exercisable, shall become an option to purchase, on the same terms and conditions (including per share exercise price), a number of shares of Newco Common Stock equal to the number of shares of ALC Common Stock subject to such ALC Option. At or prior to the Effective Time, ALC shall make all necessary arrangements with respect to the applicable ALC Stock Plans to permit the assumption of the unexercised ALC Options by Newco pursuant to this Section 4.11; provided, however, that such arrangements shall not include any change in the terms of the applicable ALC Stock Plans if such change would, in the opinion of ALC's independent public accountants, have an adverse effect on Newco's ability to account for the Combination as a pooling of interests for financial reporting purposes.

               (b) Prior to the Effective Time, ALC shall take such actions as may be necessary such that at the Effective Time shares of ALC Common Stock issuable pursuant to awards ("ALC AWARDS") under the ALC Performance Share Plan for Key Employees and each right to purchase or otherwise acquire or to designate shares of ALC Common Stock pursuant to the ALC Stock Acquisition and Retention Plan ("ALC RIGHTS"), whether or not then issuable

                                          31








          or exercisable, shall become an award or a right to purchase or otherwise acquire or to designate, on the same terms and conditions (including per share price), a number of shares of Newco Common Stock equal to the number of shares of ALC Common Stock subject to such ALC Award or ALC Right. At or prior to the Effective Time, ALC shall make all necessary arrangements with respect to the applicable ALC Stock Plans to permit the assumption of the ALC Rights and ALC Awards by Newco pursuant to this Section 4.11; provided, however, that such arrangements shall not include any change in the terms of the applicable ALC Stock Plans if such change would, in the opinion of ALC's independent public accountants, have an adverse effect on Newco's ability to account for the Combination as a pooling of interests for financial reporting purposes.

               (c) Prior to the Effective Time, TI shall take such actions as may be necessary such that at the Effective Time each right to purchase shares of TI Common Stock pursuant to the TI ESPP ("TI RIGHTS"), whether or not then issuable or exercisable, shall be converted into and become rights with respect to shares of Newco Common Stock. At the Effective Time, (i) each TI Right assumed by Newco shall relate solely to shares of Newco Common Stock,
          (ii) the number of shares of Newco Common Stock subject to each TI Right shall be equal to the number of shares of Newco Common Stock into which shares of TI Common Stock subject to such TI Right would have been converted by virtue of the TI Merger in accordance with Article II had such share of TI Common Stock been outstanding at the Effective Time, and (iii) the per share price for each share of Newco Common Stock subject to an TI Right shall be equal to (y) the price for the share of Newco Common Stock that could otherwise be acquired pursuant to such TI Right divided by (z) the TI Exchange Ratio, rounded up to the nearest cent. At or prior to the Effective Time, TI shall make all necessary arrangements with respect to the TI ESPP to permit the assumption of the TI Rights by Newco pursuant to this Section 4.11; provided, however, that such arrangements shall not include any change in the terms of the TI ESPP if such change would, in the opinion of TI's independent public accountants, have an adverse effect on Newco's ability to account for the Combination as a pooling of interests for financial accounting purposes.

               (d) Prior to the Effective Time, TI shall take such actions as may be necessary such that at the Effective Time each option (an "TI OPTION") to purchase a share of TI Common Stock outstanding pursuant to the TI Stock Plans, whether or not then exercisable, shall be converted into and become rights to purchase shares of Newco Common Stock. At the Effective Time,
          (i) each TI Option assumed by Newco may be exercised solely for shares of Newco Common Stock, (ii) the number of shares of Newco Common Stock subject to each TI Option shall be equal to the number of shares of Newco Common Stock into which shares of TI Common Stock subject to such TI Option would have been converted

                                          32








          by virtue of the TI Merger in accordance with Article II, had such share of TI Common Stock been outstanding at the Effective Time, and (iii) the per share exercise price for each such TI Option shall be equal to (y) the exercise price for the share of TI Common Stock otherwise purchasable pursuant to such TI Option divided by (z) the TI Exchange Ratio, rounded up to the nearest cent. At or prior to the Effective Time, TI shall make all necessary arrangements with respect to the applicable TI Stock Plans to permit the assumption of the unexercised TI Options by Newco pursuant to this Section 4.11; provided, however, that such arrangements shall not include any change in the terms of the applicable TI Stock Plans if such change would, in the opinion of TI's independent public accountants, have an adverse effect on TI's ability to account for the Combination as a pooling of interests for financial accounting purposes.

               (e) Effective at the Effective Time, Newco shall assume each ALC Option, ALC Right, ALC Award, TI Option and TI Right (collectively, the "DERIVATIVE SECURITIES") in accordance with the terms under which it was issued and any applicable agreement by which it is evidenced. At or prior to the Effective Time, Newco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Newco Common Stock for delivery upon exercise of Derivative Securities assumed by it in accordance with this Section 4.11. As soon as practicable after the Effective Time, Newco shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Newco Common Stock subject to such Derivative Securities, and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Derivative Securities remain outstanding.

               (f) As soon as practicable after the Effective Time, Newco shall deliver to each holder of Derivative Securities an appropriate notice setting forth such holder's rights pursuant thereto and such Derivative Security shall continue in effect on the same terms and conditions (including further anti-dilution provisions, and subject to the adjustments required by this
          Section 4.11 after giving effect to the Combination). Newco shall comply with the terms of all such Derivative Securities and ensure, to the extent required by, and subject to the provisions of, any applicable ALC Stock Plan or TI Stock Plan that Derivative Securities which qualified for special tax treatment prior to the Effective Time continue to so qualify after the Effective Time.

               (g) Approval and adoption of this Agreement by the shareholders of ALC and the stockholders of TI shall constitute,


                                          33








          as an integral part of the Combination, ratification of the ALC Stock Plans and the TI Stock Plans by the shareholders of Newco.

               Section 4.12   Indemnification; Insurance.  (a)   ALC shall,
          and from and after the Effective Time Newco shall, indemnify, defend and hold harmless each person who is now, or has been at any time through the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of ALC or any of its Subsidiaries (the "ALC INDEMNIFIED PARTIES") against
          (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of ALC or any of its Subsidiaries or is or was a plan fiduciary serving at the request of ALC or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after the Effective Time ("ALC INDEMNIFIED LIABILITIES") and (ii) all ALC Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby or any actual or proposed Alternative Transaction (as hereinafter defined), whether proposed or occurring as of the date of this Agreement, prior to such date or hereafter, in each case to the full extent a corporation is permitted under the PBCL or the DGCL, as applicable, to indemnify its own directors, officers and employees, as the case may be (and Newco will pay expenses in advance of the final disposition of any such action or proceeding to each ALC Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 1745 of the PBCL or Section 145 of the DGCL, as applicable). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any ALC Indemnified Party (whether arising before or after the Effective
          Time), (i) the ALC Indemnified Parties may retain counsel satisfactory to them and ALC (or them and Newco after the Effective Time), (ii) ALC (or after the Effective Time, Newco) shall pay all reasonable fees and expenses of such counsel for the ALC Indemnified Parties promptly as statements therefor are received, and (iii) ALC (or after the Effective Time, Newco) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither ALC nor Newco shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any ALC Indemnified Party wishing to claim indemnification under this Section 4.12(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify ALC or, after the Effective Time, Newco (but the failure so to notify shall not relieve ALC or Newco from any

                                          34








          liability which it may have under this Section 4.12(a) except to the extent such failure prejudices such party), and shall deliver to ALC (or after the Effective Time, Newco) the undertaking contemplated by Section 1745 of the PBCL or Section 145 of the DGCL, as applicable. The ALC Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more ALC Indemnified Parties.

               (b) TI shall, and from and after the Effective Time Newco shall, indemnify, defend and hold harmless each person who is now, or has been at any time through the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of TI or any of its Subsidiaries (the "TI INDEMNIFIED PARTIES") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of TI or any of its Subsidiaries or is or was a plan fiduciary serving at the request of ALC or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after the Effective Time ("TI Indemnified Liabilities") and (ii) all TI Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby or any actual or proposed Alternative Transaction (as hereinafter defined), whether proposed or occurring as of the date of this Agreement, prior to such date or hereafter, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors, officers and employees, as the case may be (and Newco will pay expenses in advance of the final disposition of any such action or proceeding to each TI Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any TI Indemnified Party (whether arising before or after the Effective Time), (i) the TI Indemnified Parties may retain counsel satisfactory to them and TI (or them and Newco after the Effective Time), (ii) TI (or after the Effective Time, Newco) shall pay all reasonable fees and expenses of such counsel for the TI Indemnified Parties promptly as statements therefor are received, and (iii) TI (or after the Effective Time, Newco) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither TI nor Newco shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any TI Indemnified

                                          35








          Party wishing to claim indemnification under this Section 4.12(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify TI or, after the Effective Time, Newco (but the failure so to notify shall not relieve TI or Newco from any liability which it may have under this Section 4.12(b) except to the extent such failure prejudices such party), and shall deliver to ALC (or after the Effective Time, Newco) the undertaking contemplated by Section 145(e) of the DGCL. The TI Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more TI Indemnified Parties.

               (c) For a period of at least five years after the Effective Time, Newco shall cause to be maintained in effect standard policies of directors' and officers' liability insurance in an aggregate coverage amount not less than the greater of the coverage amounts maintained by ALC and TI respectively as of the date hereof and including coverage with respect to claims arising from facts or events which occurred before the Effective Time to the extent available; provided, that in no event shall Newco be required to expend, in order to maintain or procure insurance coverage pursuant to this Section 4.12(c), any amount per annum in excess of 150 percent of the greater of the per annum amounts paid by ALC and TI as of the date hereof.

               (d) The provisions of this Section 4.12 are intended to be for the benefit of, and shall be enforceable by, each ALC Indemnified Party and TI Indemnified Party, and his or her heirs and representatives.

               Section 4.13 TI Rights Plan. TI shall not redeem the rights issued under the TI Rights Plan (but may delay any "distribution date" thereon or render the rights inapplicable to this Agreement, the Combination, or the Stockholder Agreements or any action permitted hereunder or thereunder) or amend or terminate the TI Rights Plan prior to the earlier of the Effective Time or the termination of this Agreement unless required to do so by a court of competent jurisdiction.

               Section 4.14 Notification of Certain Matters. Each of ALC and TI shall give prompt notice to the other, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably likely to cause any representation or warranty of it contained in this Agreement to be materially untrue or inaccurate and (ii) any failure of it to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and

                                          36








          further provided that failure to give such notice shall not be treated as a breach of covenant for the purposes of Section 6.1(g)(ii) unless the failure to give such notice results in material prejudice to the other party.

               Section 4.15 Formation of Merger Subs. Prior to the Effective Time, ALC shall cause ALC Merger Sub to be incorporated under the laws of the Commonwealth of Pennsylvania and TI shall cause TI Merger Sub to be incorporated under the laws of the State of Delaware, in each case with corporate powers and purposes limited solely to effecting the ALC Merger and TI Merger, respectively, and Newco shall subscribe to and become the sole holder of outstanding capital stock of each of ALC Merger Sub and TI Merger Sub. Unless this Agreement shall have been previously terminated in accordance with Article VI, Newco, as sole stockholder of ALC Merger Sub and TI Merger Sub, shall, prior to the Effective Time, consent in writing to the approval and adoption of this Agreement and the ALC Merger and the TI Merger, and, subject to the terms of this Agreement, shall otherwise cause ALC Merger Sub and TI Merger Sub to take such action as is necessary or appropriate to effectuate the ALC Merger and the TI Merger, respectively, including entering into and becoming a party to this Agreement.

               Section 4.16 Plan Documents. Each of ALC and TI will furnish to the other, on or before April 25, 1996, true and complete copies of the documents evidencing its Plans, or setting forth the terms thereof, including, without limitation, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto.

               Section 4.17 Newco Matters. As soon as is practicable after the execution and delivery of this Agreement, the parties hereto will take all action necessary or appropriate to cause Newco's name to be changed to "Allegheny Teledyne Incorporated" and to cause its directors and officers to consist of those persons identified in Annex C attached hereto.


                                      ARTICLE V

                              CONDITIONS TO COMBINATION

               Section 5.1 Conditions to Each Party's Obligation To Effect the Combination. The respective obligations of each party to this Agreement to effect the Combination shall be subject to the satisfaction prior to the Closing Date of the following conditions:

               (a) Stockholder Approvals. This Agreement and the ALC Merger shall have been approved and adopted by the affirmative vote of at least a majority of the votes cast by holders of ALC

                                          37








          Common Stock entitled to vote thereon, and this Agreement and the TI Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of TI Common Stock.

               (b) Governmental and Regulatory Consents. The waiting period applicable to the consummation of the Combination under the HSR Act shall have expired or been terminated and, other than the filings provided for in Section 1.1, all filings required to be made prior to the Effective Time by Newco, ALC, TI or any of their respective Subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by Newco, ALC, TI or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except failures in the foregoing that do not have a Material Adverse Effect.

               (c) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

               (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Combination or limiting or restricting in any material respect Newco's conduct or operation of the businesses of ALC and TI after the Combination shall have been issued, nor shall there be any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Combination (including either the ALC Merger or the TI Merger) which makes the consummation of the Combination (including either the ALC Merger or the TI Merger) illegal.

               (e) Blue Sky Laws. Newco shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue shares of Newco Common Stock pursuant to the Combination.

               (f) Pooling Letters. Newco shall have received letters from Ernst & Young LLP and Arthur Andersen LLP, dated the date of the Joint Proxy Statement, which letters shall be confirmed in writing at the Effective Time, stating that the business combination to be effected by the Combination will qualify as a pooling of interests transaction under generally accepted accounting principles.

               (g) Consents. Each of ALC and TI shall have obtained all consents required to consummate the transactions contemplated by this Agreement, including the Combination, and all other consents

                                          38








          in connection with the Combination and the other transactions contemplated hereby, the failure to obtain which would constitute a Newco Material Adverse Effect.

               (h) NYSE. The shares of Newco Common Stock to be issued in the Combination shall have been approved for listing on the New York Stock Exchange upon official notice of issuance.

               (i) Representations and Warranties. The representations of Newco set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties are made as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date) as of the Closing Date as though made on and as of the Closing Date, in each case except for changes contemplated by this Agreement.

               (j) Pension Law Changes. No adoption of or amendment to any statute, no promulgation of or revision to any regulation issued by the U. S. Department of the Treasury, the U. S. Department of Labor or by the Pension Benefit Guaranty Corporation, and no change in a position previously taken by any one or more of foregoing agencies, shall have been effected or proposed which has or would have the effect of prohibiting, or of limiting or restricting in any material respect the merger of any Pension Plans of ALC and TI or its economic equivalent or would cause a merger of such Pension Plans or its economic equivalent to be illegal or impractical.

               Section 5.2 Additional Conditions to Obligations of ALC. The obligation of ALC to effect the ALC Merger is subject to the satisfaction of each of the following additional conditions, any of which may be waived in writing exclusively by ALC:

               (a) Representations and Warranties of TI. The representations and warranties of TI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties are made as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date) as of the Closing Date as though made on and as of the Closing Date, in each case except for changes contemplated by this Agreement, and ALC shall have received a certificate signed on behalf of TI by the Chief Executive Officer and the Chief Financial Officer of TI to such effect.

               (b) Performance of Obligations of TI. TI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ALC shall have received a certificate signed on behalf

                                          39








          of TI by the Chief Executive Officer and the Chief Financial Officer of TI to such effect.

               (c) Tax Opinion. ALC shall have received a written opinion from Kirkpatrick & Lockhart LLP, counsel to ALC, to the effect that the ALC Merger will be treated for federal income tax purposes either as a tax-free reorganization within the meaning of Section 368(a) of the Code or as a non-recognition exchange of stock under Section 351 of the Code. In rendering such opinion, counsel may rely upon representations and certificates of Newco, ALC, ALC Merger Sub, TI and TI Merger Sub.

               (d) Material Adverse Change. Since the date of this Agreement, there shall have been no changes, occurrences or circumstances involving the business, results of operations or financial condition or prospects of TI and any of its Subsidiaries that constitute a Material Adverse Effect.

               Section 5.3 Additional Conditions to Obligation of TI. The obligation of TI to effect the Combination is subject to the satisfaction of each of the following additional conditions, any of which may be waived, in writing, exclusively by TI:

               (a) Representations and Warranties of ALC. The representations and warranties of ALC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties are made as of an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date) as of the Closing Date as though made on and as of the Closing Date, in each case except for changes contemplated by this Agreement, and TI shall have received a certificate signed on behalf of ALC by the Chief Executive Officer and the Chief Financial Officer of ALC to such effect.

               (b) Performance Of Obligations of ALC. ALC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TI shall have received a certificate signed on behalf of ALC by the Chief Executive Officer and the Chief Financial Officer of ALC to such effect.

               (c) Tax Opinion. TI shall have received the opinion of Irell & Manella LLP, counsel to TI, to the effect that the TI Merger will be treated for federal income tax purposes as either a tax-free reorganization within the meaning of Section 368(a) of the Code or as a non-recognition exchange of stock under Section 351 of the Code. In rendering such opinion, counsel may rely upon representations and certificates of Newco, ALC, ALC Merger Sub, TI and TI Merger Sub.


                                          40








               (d) Material Adverse Change. Since the date of this Agreement, there shall have been no changes, occurrences or circumstances involving the business, results of operations or financial condition or prospects of ALC and any of its Subsidiaries that constitute a Material Adverse Effect.

                                      ARTICLE VI

                              TERMINATION AND AMENDMENT

               Section 6.1    Termination.  This Agreement may be
          terminated at any time prior to the Effective Time by written notice by the terminating party to the other party under the circumstances set forth below:

               (a)  by mutual written consent of ALC and TI; or

               (b) by either ALC or TI if the Merger shall not have been consummated by September 30, 1996 (provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been a cause of or has resulted in the failure of the Combination to occur on or before such date); or

               (c) by either ALC or TI if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Combination; or

               (d) by ALC or TI, if, at the ALC Shareholders' Meeting or the TI Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the shareholders of ALC in favor of this Agreement and the ALC Merger or the stockholders of TI in favor of this Agreement and the TI Merger shall not have been obtained; or

               (e) by ALC, if (i) the Board of Directors of TI shall have withdrawn or modified its recommendation of this Agreement or the Combination in a manner adverse to consummation of the Combination or shall have resolved to do any of the foregoing;
          (ii) the Board of Directors of TI shall have recommended to the shareholders of TI an Alternative Transaction (as defined in Section 6.3(f)); (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of TI Common Stock is commenced (other than by ALC or an affiliate of ALC) and the Board of Directors of TI recommends that the shareholders of TI tender their shares in such tender or exchange offer, or (iv) for any reason TI fails to call and hold the TI Shareholders' Meeting by September 30, 1996, unless such failure is due to the fact that

                                          41








          the Registration Statement was not declared effective sufficiently in advance of such date to enable TI to hold the TI Shareholders' Meeting by such date; or

               (f) by TI, if (i) the Board of Directors of ALC shall have withdrawn or modified its recommendation of this Agreement or the Combination in a manner adverse to consummation of the Combination or shall have resolved to do any of the foregoing;
          (ii) the Board of Directors of ALC shall have recommended to the shareholders of ALC an Alternative Transaction (as defined in Section 6.3(f)); (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of ALC Common Stock is commenced (other than by TI or an affiliate of TI) and the Board of Directors of ALC recommends that the stockholders of ALC tender their shares in such tender or exchange offer, or (iv) for any reason ALC fails to call and hold the ALC Shareholders' Meeting by September 30, 1996, unless such failure is due to the fact that the Registration Statement was not declared effective sufficiently in advance of such date to enable ALC to hold the ALC Shareholders' Meeting by such date; or

               (g) by ALC or TI, if (i) the other has breached any representation or warranty contained in this Agreement, and such breach shall not have been cured prior to the Effective Time (except where such breach would not have a material adverse effect on the party having made such representation or warranty and its Subsidiaries taken as a whole and would not constitute a Newco Material Adverse Effect after giving effect to the transactions contemplated by this Agreement), or (ii) if there has been a breach of a covenant or agreement set forth in this Agreement on the part of the other, which shall not have been cured within 2 business days following receipt by the breaching party of written notice of such breach from the other party (other than those set forth in Section 4.1, as to which there shall be no cure period).

               Section 6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of any party hereto or their respective officers, directors, stockholders or affiliates arising from the execution and delivery of this Agreement or its termination, except as set forth in Section 6.3 and further except to the extent that such termination results from the wilful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 6.3 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.




                                          42








               Section 6.3    Fees and Expenses.

               (a) Except as set forth in this Section 6.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Combination is consummated; provided, however, that ALC and TI shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Joint Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

               (b) TI shall reimburse ALC for out-of-pocket expenses incurred by ALC relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of ALC's counsel, accountants and financial advisors), upon the termination of this Agreement by ALC pursuant to Section 6.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the TI Merger by the stockholders of TI at the TI Stockholders' Meeting, or pursuant to Section 6.1(e) or Section 6.1(g), and ALC shall reimburse TI for out-of-pocket expenses incurred by TI relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of TI's counsel, accountants and financial advisors), upon the termination of this Agreement by TI pursuant to Section 6.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the ALC Merger by the shareholders of ALC at the ALC Shareholders' Meeting, or pursuant to Section 6.1(f) or Section 6.1(g).

               (c) (i) TI shall pay ALC a termination fee of $50,000,000 upon the earliest to occur of the following events:

               (1)  the termination of this Agreement by ALC pursuant to
          Section 6.1(e); or

               (2)  the termination of this Agreement by ALC pursuant to
          Section 6.1(g) after a breach by TI of this Agreement; or

               (3)  the termination of this Agreement by ALC pursuant to
          Section 6.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the TI Merger by the stockholders of TI at the TI Stockholders' Meeting.

               (d) (i) ALC shall pay TI a termination fee of $30,000,000 upon the earliest to occur of the following events:

               (1)  the termination of this Agreement by TI pursuant to
          Section 6.1(f); or


                                          43








               (2)  the termination of this Agreement by TI pursuant to
          Section 6.1(g) after a breach by ALC of this Agreement; or

               (3)  the termination of this Agreement by TI pursuant to
          Section 6.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the ALC Merger by the shareholders of ALC at the ALC Shareholders' Meeting.

               (e) The expenses and fees, if applicable, payable pursuant to Sections 6.3(b), 6.3(c) and 6.3(d) shall be paid in immediately available funds within one business day after the first to occur of any of the events described in Section 6.3(b), 6.3(c) and 6.3(d); provided, however, that in no event shall ALC or TI, as the case may be, be required to pay such expenses and fees to the other, if, immediately prior to the termination of this Agreement, the party to receive such expenses and fees was in material breach of its obligations under this Agreement.

               (f) As used in this Agreement, "ALTERNATIVE TRANSACTION" means either (i) a transaction pursuant to which any person (or group of persons) (a "THIRD PARTY") other than ALC or TI acquires more than 15% of the outstanding shares of ALC Common Stock or TI Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise (ii) a merger or other business combination involving ALC or TI pursuant to which any Third Party acquires more than 15% of the outstanding equity securities of ALC or TI or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of ALC or TI, and the entity surviving any merger or business combination including any of them) of ALC or TI having a fair market value (as determined by the Board of Directors of ALC or TI, as the case may be, in good faith) equal to more than 15% of the fair market value of all the assets of ALC or TI and its Subsidiaries taken as a whole immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

               Section 6.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Combination by the stockholders of TI, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.



                                          44








               Section 6.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
          (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto by the other parties hereto and (iii) waive compliance with any of the agreements or conditions contained herein for their benefit. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                     ARTICLE VII

                                    MISCELLANEOUS

               Section 7.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article II, Sections 6.2, 6.3, the last sentence of Section 6.4 and Article VII, and the agreements of the Affiliates of ALC and TI delivered pursuant to
          Section 4.9. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

               Section 7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to ALC, to:

                         Allegheny Ludlum Corporation
                         1000 Six PPG Place
                         Pittsburgh, Pennsylvania 15222

                         Attention:     Chairman





                                          45








                         with a copy to:

                         Jon D. Walton
                         Vice President-General Counsel and Secretary
                         Allegheny Ludlum Corporation
                         1000 Six PPG Place
                         Pittsburgh, Pennsylvania 15222

                         and to:

                         Ronald D. West
                         Kirkpatrick & Lockhart LLP
                         1500 Oliver Building
                         Pittsburgh, Pennsylvania 15222

               (b)  if to TI, to:

                         Teledyne, Inc.
                         2049 Century Park East
                         Los Angeles, California 90067-3101

                         Attention:  Chairman and Chief Executive Officer

                         with a copy to:

                         Judith R. Nelson
                         General Counsel and Secretary
                         Teledyne, Inc.
                         2049 Century Park East
                         Los Angeles, California 90067-3101

                         and to:

                         Edmund M. Kaufman
                         Irell & Manella LLP
                         333 South Hope Street
                         Los Angeles, California 90071-3042

               Section 7.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases "THE DATE OF THIS AGREEMENT", "THE DATE HEREOF," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 1, 1996.

               Section 7.4 Knowledge. All references in this Agreement or any certificate to knowledge of ALC or TI shall mean the

                                          46








          knowledge of any officer or officers of such party (but only the officer executing any such certificate, in the case of a certificate) and shall reflect reasonable inquiry by such officer or officers in connection specifically with respect to the statement made to such knowledge.

               Section 7.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

               Section 7.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) and the Stockholder Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and, except for the provisions of Section 4.12, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               Section 7.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

               Section 7.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

               Section 7.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

               Section 7.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part or any party hereto in the exercise of any right hereunder shall impair such right or

                                          47








          be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.











                                          48








               IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers, thereunto duly authorized, as of the date first set forth above.

          XYZ/POWER, INC.                    ALLEGHENY LUDLUM CORPORATION



          By:/s/Richard P. Simmons           By:/s/Richard P. Simmons
             ----------------------             ------------------------

          Title:  President                  Title:  Chairman


                                             TELEDYNE, INC.



                                             By:/s/Donald B. Rice
                                                -------------------

                                             Title:  President

                                                                    ANNEX A


                          RESTATED CERTIFICATE OF INCORPORATION

                                           OF

                             ALLEGHENY TELEDYNE INCORPORATED



                  ONE:      The name of the corporation is Allegheny
             Teledyne Incorporated (hereinafter referred to as the "Corporation").

                  TWO:      The address of the Corporation's registered
             office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

                  THREE:    The purpose of the Corporation is to engage in
             any lawful act or activity for which a Corporation may be organized under the Delaware General Corporation Law.

                  FOUR:     The total number of shares of all classes of
             stock which the Corporation shall have authority to issue is Six Hundred Fifty Million (650,000,000), consisting of Six Hundred Million (600,000,000) shares of Common Stock, par value ten cents ($.10) per share (the "Common Stock"), and Fifty Million (50,000,000) shares of Preferred Stock, par value ten cents ($.10) per share (the "Preferred Stock"). The term "Voting Stock" shall hereafter refer to all shares of capital stock entitled to vote generally in the election of directors.

                       A.   Common Stock

                            1. Except where otherwise provided by law, by this Restated Certificate of Incorporation, or by resolution of the Board of Directors pursuant to this Article FOUR, the holders of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive voting rights and powers of the capital stock.

                            2. Subject to any preferential rights of the Preferred Stock, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of the corporation legally available for the payment of such dividends.

                       B.   Preferred Stock

                            The Board of Directors is authorized, subject
             to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including but not limited to voting powers, if any), preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

                  FIVE:          The following provisions are inserted for
             the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                            A.   The business and affairs of the
                  Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

                            B. The Board of Directors may adopt, amend or repeal the Bylaws of the Corporation.

                            C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                  SIX:      The Corporation reserves the right to amend and
             repeal any provision contained in this Restated Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

                  SEVEN:    A director of the Corporation shall not be
             personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived any improper personal benefit. No amendment to or repeal of this Article SEVEN shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  EIGHT:    A.   Right to Indemnification.  Each person who
             was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C of this Article EIGHT with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                            B.  Right to Advancement of Expenses.  The
             right to indemnification conferred in Section A of this Article EIGHT shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section B or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article EIGHT shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                            C. Right of Indemnitee to Bring Suit. If a claim under Section A or B of this Article EIGHT is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement or expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHT or otherwise shall be on the Corporation.

                            D. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article EIGHT shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                            E. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                            F. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                            G. Amendment. Any repeal or modification of this Article EIGHT shall not change the rights of any officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

                  NINE:  The following provisions are inserted for the
             definition, limitation and regulation of actions of the stockholders of the Corporation:

                  A. Action to be Taken at Stockholder Meetings Only. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by the written consent of such stockholders.

                  B. Calling of Special Meetings. Special meetings of the stockholders, other than those required by statute, may be called only by the Board of Directors pursuant to a resolution approved by a majority of the directors then in office, the Chairman of the Board or the Chief Executive Officer. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting.

                  Only such business shall be conducted at a special
             meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice as provided in this Article NINE, Clause (B), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Article NINE, Clause (B). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by Article NINE, Clause (C) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventy-fifth day prior to such special meeting or the tenth day following the day on which a public announcement (as defined in subparagraph (e) of Article NINE, Clause (C)) is first made of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                  C. Notice of Nominations and Action to be Taken at an Annual Meeting.

                  (a) Nominations of persons for election to the board of
             directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Article NINE, Section (C) who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article NINE, Section (C).


                  (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Article NINE, Section
             (C), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy-five days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any financial or other interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (c) Notwithstanding anything in the second sentence of paragraph (b) of this Article NINE, Section (C) to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the Corporation at least eighty-five days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Article NINE, Section (C) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

                  (d) Only such persons who are nominated in accordance with the procedures set forth in this Article NINE, Section (C) shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article NINE, Section (C). The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article NINE, Section (C) and, if any proposed nomination or business is not in compliance with this Article NINE, Section (C), to declare that such defective proposed business or nomination shall be disregarded.

                  (e) For purposes of this Article NINE, Section (C), "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (f) Notwithstanding the foregoing provisions of this
             Article NINE, Section (C), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article NINE, Section (C). Nothing in this Article NINE, Section (C) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                  (g) The bylaws of the Corporation may contain additional provisions not inconsistent with this Article NINE, Clause (C) regarding nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be transacted by the stockholders. Without limiting the category of such provisions which would not be inconsistent with this Article NINE, Clause (C), a provision in the bylaws of the Corporation which sets forth additional information which must be provided by a stockholder in the notice required by this Article NINE, Clause (C) shall not be deemed to be so inconsistent.

                  D. Voting. The stockholders shall not have the right to cumulate their votes in the election of directors.

                  TEN: (A) Except as otherwise fixed pursuant to the
             provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. The terms of office of the initial classes of directors shall be as follows: the Class I Directors shall be elected to hold office for a term to expire at the first annual meeting of stockholders thereafter, or until his or her earlier resignation or removal; the Class II Directors shall be elected to hold office for a term to expire at the second annual meeting of stockholders thereafter, or until his or her earlier resignation or removal; and the Class III Directors shall be elected to hold office for a term to expire at the third annual meeting of stockholders thereafter, or until his or her earlier resignation or removal, and in the case of each class, until their respective successors are duly elected and qualified. At each annual meeting of stockholders the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of stockholders after their election, or until his or her earlier resignation or removal, and until their respective successors are duly elected and qualified.

                  (B) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors:

                  (a) In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the Board of Directors due to death, resignation, removal, disqualification or any other reason, the successors to fill the vacancies, shall be elected by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director.

                  (b) Directors appointed in the manner provided in paragraph (a) to newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or any other cause shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which they have been elected expires.

                  (c) No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  (C) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of (x) 75% of the Voting Power, voting together as a single class, or (y) a majority of the Board of Directors.

                  ELEVEN:   In addition to any other considerations which
             the Board of Directors, any committee thereof or any individual director lawfully may take into account in determining whether to take or refrain from taking corporate action on any matter, including making or declining to make any recommendations to the stockholders of the Corporation, the Board of Directors, any committee thereof or any individual director may in its, his or her discretion consider the long term as well as the short term best interests of the Corporation (including the possibility that these interests may best be served by the continued independence of the Corporation), taking into account and weighing as deemed appropriate the effects of such action on employees, suppliers, distributors and customers of the Corporation and its subsidiaries and the effect upon communities in which the offices or facilities of the Corporation and its subsidiaries are located and any other factors considered pertinent. This Article ELEVEN shall be deemed to grant discretionary authority to the Board of Directors, any committee thereof and each individual director, and shall not be deemed to provide to any specific constituency any right to be considered.

                  TWELVE:   In addition to the requirements of (i) law, and
             (ii) the other provisions of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation entitled to vote shall be required for the adoption or authorization of a Fundamental Change unless the Fundamental Change has been approved at a meeting of the Board of Directors by the vote of more than two-thirds of the incumbent members of the Board of Directors.

                  As used in this Article Twelve, "Fundamental Change"
             shall mean (1) any merger or consolidation of the Corporation with or into any other corporation, (2) any sale, lease, exchange, transfer or other disposition, but excluding a mortgage or any other security device, of all or substantially all of the assets of the Corporation, (3) any merger or consolidation of a Significant Shareholder with or into the Corporation or a direct or indirect subsidiary of the Corporation, (4) any sale, lease, exchange, transfer or other disposition to the Corporation or to a direct or indirect subsidiary of the Corporation of any Common Stock of the Corporation held by a Significant Shareholder or any other assets of a Significant Shareholder which, if included with all other dispositions consummated during the same fiscal year of the Corporation by the same Significant Shareholder, would result in dispositions of assets having an aggregate fair value in excess of five percent of the total consolidated assets of the Corporation as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition, (5) any reclassification of Common Stock of the Corporation, or any recapitalization involving Common Stock of the Corporation, consummated within five years after a Significant Shareholder becomes a Significant Shareholder, whereby the number of outstanding shares of Common Stock is reduced or any of such shares are converted into or exchanged for cash or other securities, (6) any dissolution and (7) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Fundamental Change but, notwithstanding anything to the contrary herein, Fundamental Change shall not include any merger pursuant to the Delaware General Corporation Law, as amended from time to time, which does not require a vote of the Corporation's stockholders for approval.

                  As used in this Article TWELVE, "Significant Shareholder"
             shall mean any person who or which beneficially owns a number of shares of Common Stock of the Corporation, whether or not such number includes shares not then outstanding or entitled to vote, which exceeds a number equal to fifteen percent of the outstanding shares of Common Stock of the Corporation entitled to vote, any and all affiliates of such person and any and all associates and family members of such person or any such affiliate.

                  THIRTEEN: Notwithstanding any other provisions of this
             Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Voting Stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders or at least 75% of the Voting Power, voting together as a single class, shall be required to alter, amend, supplement or repeal, or to adopt any provision inconsistent with the purpose or intent of, Articles NINE, TEN, ELEVEN, TWELVE or THIRTEEN; provided, however, that no amendment of Article TWELVE shall apply to any person who is an Interested Shareholder at the time of the adoption of such amendment.

                                                                    ANNEX B






             ..............................................................



                             ALLEGHENY TELEDYNE INCORPORATED

                               AMENDED AND RESTATED BYLAWS

             ..............................................................

                                    TABLE OF CONTENTS
                                 --------------------
                                                                  Page
                                                                  -----


                     ARTICLE I OFFICES . . . . . . . . . . . .      1

                               Section 1.  Registered Office .      1

                               Section 3.  Other Offices . . .      1

                     ARTICLE II MEETINGS OF STOCKHOLDERS . . .      1

                               Section 1.  Place of Meetings .      1

                               Section 2.  Annual Meeting  . .      1

                               Section 3.  Special Meetings  .      1

                               Section 4.  Notice of Meetings       1

                               Section 5.  Quorum; Adjournment      2

                               Section 6.  Proxies and Voting       2

                               Section 7.  Stock List  . . . .      2

                     ARTICLE III BOARD OF DIRECTORS  . . . . .      3

                               Section 1.  Duties and Powers .      3

                               Section 2.  Number and Term of
                                    Office . . . . . . . . . .      3

                               Section 3.  Vacancies . . . . .      4

                               Section 4.  Meetings  . . . . .      4

                               Section 5.  Quorum  . . . . . .      5

                               Section 6.  Actions of Board
                                    Without a        Meeting .      5

                               Section 7.  Meetings by Means of
                                           Conference Telephone
                                                                    5

                               Section 8.  Committees  . . . .      5

                               Section 9.  Compensation  . . .      6

                               Section 10.  Removal  . . . . .      6

                     ARTICLE IV OFFICERS . . . . . . . . . . .      6


                                            i





                                                                 Page
                                                                 -----

                               Section 1.  General . . . . . .      6

                               Section 2.  Election; Term of
                                    Office . . . . . . . . . .      6

                               Section 3.  Chairman of the
                                    Board  . . . . . . . . . .      6

                               Section 4.  Chief Executive
                                    Officer  . . . . . . . . .      7

                               Section 5.  President . . . . .      7

                               Section 6.  Vice President  . .      7

                               Section 7.  Secretary . . . . .      7

                               Section 8.  Assistant
                                    Secretaries  . . . . . . .      8

                               Section 9.  Treasurer . . . . .      8

                               Section 10.  Assistant
                                    Treasurers . . . . . . . .      8

                               Section 11.  Other Officers . .      8

                     ARTICLE V STOCK . . . . . . . . . . . . .      8

                               Section 1.  Form of Certificates
                                                                    8

                               Section 2.  Signatures  . . . .      9

                               Section 3.  Lost Certificates .      9

                               Section 4.  Transfers . . . . .      9

                               Section 5.  Record Date . . . .      9

                               Section 6.  Beneficial Owners .      9

                               Section 7.  Voting Securities
                                    Owned by    the Corporation
                                                                   10

                     ARTICLE VI NOTICES  . . . . . . . . . . .     10

                               Section 1.  Notices . . . . . .     10

                               Section 2.  Waiver of Notice  .     10

                     ARTICLE VII GENERAL PROVISIONS  . . . . .     10


                                           ii





                                                                 Page
                                                                 -----

                               Section 1.  Dividends . . . . .     10

                               Section 2.  Disbursements . . .     11

                               Section 3.  Corporation Seal  .     11

                     ARTICLE VIII DIRECTORS' LIABILITY AND
                          INDEMNIFICATION  . . . . . . . . . .     11

                               Section 1.  Directors'
                                    Liability. . . . . . . . .     11

                               Section 2.  Right to
                                    Indemnification  . . . . .     11

                               Section 3.  Right to Advancement
                                    of
                                           Expenses  . . . . .     12

                               Section 4.  Right of Indemnitee
                                    to
                                           Bring Suit  . . . .     12

                               Section 5.  Non-Exclusivity of
                                    Rights . . . . . . . . . .     13

                               Section 6.  Insurance . . . . .     13

                               Section 7.  Indemnification of
                                           Employees and
                                           Agents of the Corporation
                                                                   13

                               Section 8.  Amendment.  . . . .     13

                     ARTICLE IX AMENDMENTS . . . . . . . . . .     13













                               AMENDED AND RESTATED BYLAWS

                                           OF

                             ALLEGHENY TELEDYNE INCORPORATED
                         (hereinafter called the "Corporation")

                                        ARTICLE I

                                         OFFICES

                  Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 2. Corporate Headquarters. The corporate headquarters of the Corporation shall be in the City of Pittsburgh, Pennsylvania.

                  Section 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                       ARTICLE II

                                MEETINGS OF STOCKHOLDERS

                  Section 1. Place of Meetings. Meetings of the stock-holders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or the officer of the Corporation calling the meeting as authorized by the Corporation's Certificate of Incorporation and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Annual Meeting. Each Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

                  Section 3. Special Meetings. Special meetings of the stockholders, other than those required by statute, may be called only as provided, and for the purposes specified, in the Corporation's Certificate of Incorporation.

                  Section 4. Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation. The notice of a special meeting shall also state the purpose or purposes for which the meeting is called.

                  Section 5. Quorum; Adjournment. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time without notice other than announcement at the meeting, until a quorum shall be present or represented.

                  When a meeting is adjourned to another place, date or
             time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                  Section 6. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

                  Each stockholder shall have one vote for every share of
             stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation.


                  All voting, including on the election of directors but
             excepting where otherwise provided herein or required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder's proxy, or at the discretion of the chairperson of the meeting, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Board of Directors or the chairperson of the meeting.

                                            2





                  All elections shall be determined by a plurality of the
             votes cast, and except as otherwise required by law or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

                  Section 7. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder's name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

                  The stock list shall also be kept at the place of the
             meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                       ARTICLE III

                                   BOARD OF DIRECTORS

                  Section 1. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                  Section 2. Number and Term of Office. The Board of Directors shall consist of one (1) or more members. The number of directors shall be fixed and may be changed from time to time by resolution duly adopted by a majority of the directors then in office, except as otherwise provided by law or the Certificate of Incorporation. Except as provided in
             Section 3 of this Article, directors shall be elected by the holders of record of a plurality of the votes cast at Annual Meetings of Stockholders. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

                   The directors, other than those who may be elected by
             the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the

                                            3





             Board of Directors. The terms of office of the initial classes of directors shall be as follows: the Class I Directors shall be elected to hold office for a term to expire at the first annual meeting of stockholders thereafter, or until his or her earlier resignation or removal; the Class II Directors shall be elected to hold office for a term to expire at the second annual meeting of stockholders thereafter, or until his or her earlier resignation or removal; and the Class III Directors shall be elected to hold office for a term to expire at the third annual meeting of stockholders thereafter, or until his or her earlier resignation or removal, and in the case of each class, until their respective successors are duly elected and qualified. At each annual meeting of stockholders the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of stockholders after their election, or until his or her earlier resignation or removal, and until their respective successors are duly elected and qualified. This paragraph of Article III, Section 2 is also contained in Article TEN, Section (A) of the Corporation's Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed.

                  Section 3. Vacancies. Except as otherwise fixed pursuant to the provisions of Article FOUR of the Corporation's Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors:

                  (a) In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the Board of Directors due to death, resignation, removal, disqualification or any other reason, the successors to fill the vacancies, shall be elected by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and the director or directors so chosen shall hold office until the next Annual Meeting or special meeting of stockholders duly called for that purpose and until their successors are duly elected and qualified, or until their earlier resignation or removal.

                  (b) Directors appointed in the manner provided in paragraph (a) to newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or any other cause shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which they have been elected expires.



                                            4





                  (c) No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  This Article III, Section 3 is also contained in Article
             TEN, Section (B) of the Corporation's Certificate of
             Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed.

                  Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly-elected Board of Directors shall be held immediately following the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to be given the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or facsimile transmission on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with
             Section 2 of Article VI of these Bylaws.

                  Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 6. Actions of Board Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                                            5





                  Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

                  Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the Bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

                  Section 9. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  Section 10. Removal. Any director or directors may be removed from office only as provided in the Corporation's Certificate of Incorporation.

                                       ARTICLE IV

                                        OFFICERS


                                            6





                  Section 1. General. The officers of the Corporation shall be appointed by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, or a President, such number of Vice Presidents as the Board of Directors shall elect from time to time, a Secretary, a Treasurer (or a position with the duties and responsibilities of a Treasurer and such other officers and assistant officers (if any) as the Board of Directors may from time to time appoint). Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

                  Section 2. Election; Term of Office. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect a Chairman of the Board or a President, or both, a Secretary and a Treasurer (or a position with the duties and responsibilities of a Treasurer), and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties customarily exercised by such officer; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove any officer.

                  Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time. The Board of Directors may also designate one of its members as Vice Chairman of the Board. The Vice Chairman of the Board shall, during the absence or inability to act of the Chairman of the Board, have the powers and perform the duties of the Chairman of the Board, and shall have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors.

                  Section 4. Chief Executive Officer. The Chief Executive Officer shall have general charge and control over the affairs of the Corporation, subject to the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried out, shall report thereon to the Board of Directors, and shall have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors.

                  Section 5. President. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of

                                            7





             Directors are carried into effect. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws or the Board of Directors. In the absence of the Chairman of the Board or the Vice Chairman of the Board (if any) or in the event of the inability of or refusal to act by the Chairman of the Board or the Vice Chairman of the Board (if any), or if the Board has not designated a Chairman or Vice Chairman, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board.

                  Section 6. Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
             The vice presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

                  Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

                  Section 8. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers

                                            8





             as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary, and shall have the authority to perform all functions of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                  Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements. The Treasurer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Treasurer. The Treasurer shall have such other powers and perform such other duties as the Board of Directors or the President shall from time to time prescribe.

                  Section 10. Assistant Treasurers. Except as may be otherwise provided in these Bylaws, Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Treasurer, and shall have the authority to perform all functions of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

                  Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                        ARTICLE V

                                          STOCK

                  Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

                  Section 2. Signatures. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer

                                            9





             agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                  Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

                  Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or

                                           10





             shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                  Section 7. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                       ARTICLE VI

                                         NOTICES

                  Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stock-holder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile transmission, telex or cable and such notice shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission thereof if given by telegram, facsimile transmission, telex or cable.

                  Section 2. Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member or a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.


                                       ARTICLE VII

                                   GENERAL PROVISIONS

                  Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the

                                           11





             Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                  Section 2. Disbursements. All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the Board of Directors may from time to time designate.

                  Section 3. Corporation Seal. The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                      ARTICLE VIII

                        DIRECTORS' LIABILITY AND INDEMNIFICATION

                  Section 1. Directors' Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                           12





                  Section 2. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 4 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  Section 3. Right to Advancement of Expenses. The right to indemnification conferred in Section 2 of this Article VIII shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 3 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 2 and 3 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and

                                           13





             shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                  Section 4. Right of Indemnitee to Bring Suit. If a claim under Section 2 or 3 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement or expenses pursuant to the terms of an undertaking, the burden or proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
             Article VIII or otherwise shall be on the Corporation.

                  Section 5. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.



                                           14





                  Section 6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  Section 7. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  Section 8. Amendment. This Article VIII is also contained in Articles SEVEN and EIGHT of the Corporation's Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed. Any repeal or modification of this Article VIII shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

                                       ARTICLE IX

                                       AMENDMENTS

                  Except as otherwise specifically stated within an Article
             to be altered, amended or repealed, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.






                                           15







             THIS IS TO CERTIFY:

                  That I am the duly elected, qualified and acting
             Secretary of Allegheny Teledyne Incorporated and that the foregoing amended and restated bylaws were adopted as the amended and restated bylaws of said corporation as of the ____ day of _____, 1996 by Unanimous Written Consent of the Directors of said corporation.

                  Dated as of _________ __, 1996



                                           --------------------------------

                                           ______________, Secretary

                                                                         ANNEX C


     DIRECTORS OF NEWCO:

          Initial Directors of NEWCO:

               Richard P. Simmons
               Robert P. Bozzone
               Arthur H. Aronson
               Charles J. Queenan, Jr.
               Paul S. Brentlinger
               Henry E. Singleton
               George A. Roberts
               William P. Rutledge
               Donald B. Rice

          At or prior to the Effective Time, three additional directors will be named by ALC and three additional directors will be named by TI.

          If any of Messrs. Simmons, Bozzone, Aronson, Queenan or Brentlinger shall die or otherwise be unable or unwilling to serve, then a substitute for each such person shall be named by ALC. If any of Messrs. Singleton, Roberts, Rutledge or Rice shall die or otherwise be unable or unwilling to serve, then a substitute for each such person shall be named by TI.


     OFFICERS OF NEWCO:

          Chairman of the Board and
             Chairman of the Executive Committee: Richard P. Simmons President and Chief Executive Officer: William P. Rutledge Executive Vice President: Arthur H. Aronson
          Executive Vice President:  Donald B. Rice
          Senior Vice President and Chief Financial Officer: James L. Murdy Vice President, General Counsel and Secretary: Jon D. Walton







                                                                    ANNEX D


                            [Form of Affiliate Agreement]




                                                         ____________, 1996



          Allegheny Teledyne Incorporated
          1000 Six PPG Place
          Pittsburgh, Pennsylvania 15222

          Ladies and Gentlemen:

                    The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of Allegheny Ludlum Corporation, a Pennsylvania corporation ("ALC"), or Teledyne, Inc., a Delaware corporation ("TI"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger and Combination, dated as of April 1, 1996 (the "Agreement"), among XYZ/Power, Inc. (now Allegheny Teledyne Incorporated), a Delaware corporation ("Newco"), ALC and TI, at the Effective Time (as defined in the Agreement) ALC and TI will each become a wholly owned subsidiary of Newco.

                    As a result of the Combination (as defined in the Agreement), the undersigned may receive shares of Common Stock, par value $0.10 per share ("Newco Common Stock"), of Newco. The undersigned would receive such shares in exchange for shares of Common Stock, par value $0.10 per share, of ALC or shares of Common Stock, par value $1.00 per share, of TI owned by the undersigned.

                    The undersigned hereby represents and warrants to, and covenants with, Newco that in the event the undersigned receives any Newco Common Stock in the Combination:

          Allegheny Teledyne Incorporated
          __________, 1996
          Page 2

                    (A) The undersigned shall not make any sale, transfer or other disposition of the Newco Common Stock in violation of the Act or the Rules and Regulations.

                    (B) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Newco Common Stock, to the extent the undersigned has felt it necessary, with the undersigned's counsel.

                    (C) The undersigned has been advised that the issuance of shares of Newco Common Stock to the undersigned in the Combination has been registered under the Act by a Registration Statement on Form S-4. However, the undersigned has also been advised that because (i) at the time of the Combination's submission for a vote of the stockholders of ALC or TI the undersigned may be deemed an affiliate of ALC or TI, as the case may be, and (ii) the distribution by the undersigned of the Newco Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Newco Common Stock issued to the undersigned in the Combination unless
               (a) such sale, transfer or other disposition has been registered under the Act, (b) such sale, transfer or other disposition is made in conformity with the volume and other applicable limitations imposed by Rule 145 under the Act, or
               (c) in the opinion of counsel reasonably acceptable to Newco, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                    (D) The undersigned understands that Newco will be under no obligation to register the sale, transfer or other disposition of the Newco Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                    (E) The undersigned understands that stop transfer instructions will be given to Newco's transfer agent with respect to the Newco Common Stock owned by the undersigned and that there may be placed on the certificates for the Newco Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                         "The shares represented by this
                    certificate were issued in a transaction to which Rule 145 under the Securities Act of

          Allegheny Teledyne Incorporated
          __________, 1996
          Page 3

                    1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement dated __________, 1996, a copy of which agreement is on file at the principal offices of New Corporation."

                    (F) The undersigned also understands that unless the transfer by the undersigned of the undersigned's Newco Common Stock has been registered under the Act or is a sale made in conformity with the provisions of this letter, Newco reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from the undersigned:

                         "The shares represented by this
                    certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

                    It is understood and agreed that the legend set forth in paragraph E or F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Newco (i) a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance reasonably satisfactory to Newco to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.

                    The undersigned further represents and warrants to, and covenants with, Newco that the undersigned did not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of any shares of the Common Stock of either ALC or TI held by the undersigned, and that the undersigned will not sell, transfer or otherwise dispose of the

          Allegheny Teledyne Incorporated
          __________, 1996
          Page 4

          Newco Common Stock received by the undersigned in the Combination until after such time as results covering at least 30 days of combined operations of ALC and TI have been published by Newco within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.


                                                  Very truly yours,




          Acknowledged this ____ day
          of ________, 1996.


          ALLEGHENY TELEDYNE INCORPORATED


          By: _______________________
              Name: